UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ADVANCED DRAINAGE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Stockholders
June 7, 2023
Dear Stockholder:
I cordially invite you to attend via webcast the 2023 Annual Meeting of Stockholders of Advanced Drainage Systems, Inc. (the “Company,” “we” or “our”), which will be held on Thursday, July 20, 2023 at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WMS2023. You will not be able to attend the Annual Meeting in person.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WMS2023, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on May 26, 2023. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.
Stockholders of record at the close of business on May 26, 2023 are entitled to vote at the 2023 Annual Meeting. Regardless of the number of shares you own, your vote is important. I urge you to vote as soon as possible by telephone, the Internet or by signing, dating and returning the enclosed proxy card by mail, even if you plan to attend the meeting via webcast.
Your continuing interest in our Company is greatly appreciated.

Very truly yours,

D. Scott Barbour
President and Chief Executive Officer
- i -

ADVANCED DRAINAGE SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 20, 2023
The Annual Meeting of Stockholders of Advanced Drainage Systems, Inc. (the “Company”) will be held on Thursday, July 20, 2023 at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders.
The purposes of the meeting are:
1.To elect, as described in the proxy statement, twelve (12) directors nominated for a term to expire at the 2024 Annual Meeting;
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2024;
3.To hold a non-binding advisory vote on the compensation for the Company’s named executive officers, as disclosed in the proxy statement; and
4.To consider and act upon such other matters as may properly be brought before the meeting, or any adjournment or postponement thereof.
These matters are more fully described in the proxy statement. The Board recommends that you vote “FOR" all of the nominated directors, “FOR” the ratification of the Company’s independent registered public accounting firm, and “FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The Board knows of no other matters at this time that may be properly brought before the meeting.
Stockholders of record at the close of business on May 26, 2023 are entitled to notice of, and to vote at the Annual Meeting and any subsequent adjournments or postponements. A list of these stockholders will be available for inspection for 10 days preceding the Annual Meeting at our corporate headquarters, 4640 Trueman Boulevard, Hilliard, Ohio 43026. We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 7, 2023 to stockholders of record at the close of business on May 26, 2023. The Notice contains instructions on how to access our proxy statement, our fiscal year 2023 Annual Report to Stockholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.
It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to attend via webcast. Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive your proxy card no later than 11:59 p.m., Eastern Time on July 19, 2023.
Please read carefully the sections in the proxy statement on attending via webcast and voting at the Annual Meeting to ensure that you comply with these requirements.
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be held on July 20, 2023: The proxy statement and our annual report on Form 10-K for fiscal year 2023 are available at www.proxyvote.com.

By Order of the Board of Directors

Scott A. Cottrill
Corporate Secretary
Hilliard, Ohio
June 7, 2023
- ii -

TABLE OF CONTENTS

Page
Letter to Stockholders	i
Notice of Annual Meeting of Stockholders	ii
Proxy Statement	1
Questions and Answers About This Proxy Statement and the Annual Meeting	1
FISCAL YEAR HIGHLIGHTS	4
Business Performance/Fiscal Year Achievements	4
ESG Strategic Initiatives	4
CORPORATE GOVERNANCE	5
Corporate Governance Highlights	5
Proposal One: Election of Directors	5
Board Oversight Responsibilities	12
Board Independence	12
Director Skills, Qualifications and Experience	13
Board Diversity and Renewal	14
Board and Director Evaluation Process	14
Review of Director Nominees	14
Board Meetings and Attendance	15
Committees of the Board	15
Board Leadership	18
Director Compensation	18
Director Stock Ownership Policy	19
Directors' Service on Other Public Boards	20
Engagement with Stockholders and Governance Improvements	20
Sustainability Oversight	20
Corporate Governance Guidelines	20
Majority Voting Standard for Directors	21
Codes of Business Conduct and Ethics	21
How You May Communicate with Directors	21
COMPENSATION DISCUSSION AND ANALYSIS	21
Certain Information Regarding Our Executive Officers	21
Executive Compensation Highlights – Fiscal Year 2023	23
Named Executive Officers	24
Executive Compensation Program Overview	24
Benefits and Executive Perquisites	34
Other Executive Compensation Policies and Practices	35
Accounting and Tax Considerations	36
Compensation and Management Development Committee Report	36
Compensation Outcomes for 2023	37
Pay-Versus-Performance	41
Employment Agreements	43
Equity-Based Incentive Plans	48
AUDIT COMMITTEE MATTERS	51
Proposal Two: Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2024	51
Other Independent Registered Public Accounting Firm Information	52
Report of the Audit Committee	53
STOCK OWNERSHIP INFORMATION	54
Security Ownership of Certain Beneficial Owners and Management	54
Equity Compensation Plan Information	55
Certain Relationships and Related-Party Transactions	55
Delinquent Sections 16(A) Reports	56
Proposal Three: Advisory Vote on Executive Compensation	56
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	57
Miscellaneous	57
- iii -

PROXY STATEMENT
Advanced Drainage Systems, Inc. (which we refer to as “we,” “us,” “our,” “ADS” or the “Company”) is furnishing this proxy statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the Annual Meeting of Stockholders, to be held via webcast on July 20, 2023 (the “Annual Meeting” or the “2023 Annual Meeting”), or at any adjournment or postponement thereof. A copy of this proxy statement, the proxy card and our Annual Report for the fiscal year ended March 31, 2023 can be found at the web address www.proxyvote.com. We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 7, 2023 to stockholders of record at the close of business on May 26, 2023. The Notice contains instructions on how to access our proxy statement, our fiscal year 2023 Annual Report to Stockholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials. We first sent these proxy materials to our stockholders on or about June 7, 2023.
References in this proxy statement to the Company’s “2023 Annual Meeting” and “2024 Annual Meeting” shall mean the annual meeting of stockholders to occur following each of the fiscal years ended March 31, 2023 and 2024, respectively.
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Who is soliciting my proxy with this Proxy Statement?
The Company is soliciting your proxy in connection with the Company’s 2023 Annual Meeting.
Where and when will the meeting be held?
This year’s meeting will be held on July 20, 2023 and will begin at 10:00 a.m. (Eastern Time). The 2023 Annual Meeting will be held only by means of a live webcast.
What if I wish to attend the meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WMS2023. The webcast will start at 10:00 a.m. (Eastern Time), on July 20, 2023. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/WMS2023. If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.
What will be voted on at the meeting?
At the Annual Meeting, stockholders will be asked to (i) approve the election of twelve directors (Messrs. Barbour, Coleman, Eversole, Fischer, Haney, Jones, Nelson, Perez de la Mesa and Seetharam, and Mses. Chaibi, Fratto and Gast) nominated for terms to expire at the 2024 Annual Meeting, (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2024, (iii) approve in a non-binding advisory capacity, the Company’s named executive officer compensation and (iv) transact such other business as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.
Who is entitled to vote at the meeting?
The record date for this meeting is May 26, 2023. On that date, the Company had 79,318,682 shares of common stock (“Common Stock”) outstanding. Holders of our Common Stock are entitled to one vote for each share held as of the May 26, 2023 record date. Stockholders may not cumulate votes in the election of directors.

If I am a stockholder of record of Common Stock, how do I vote?
If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the stockholder of record with respect to those shares and you may cast your vote by any one of the following ways:
•By Telephone: Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.
•Over the Internet: Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.
•By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If I am a beneficial owner of shares of Common Stock held in street name, how do I vote?
If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the 2023 Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.
If I am a participant in the Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan, how do I vote?
If you are a participant in the Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan and its related trust (the “KSOP”), you have the right to instruct the administrative trustee of the KSOP (the “KSOP Trustee”), to vote the shares of KSOP Common Stock allocated to your KSOP account and held by the KSOP Trustee as indicated on the proxy card for the election of Directors and on the Board of Directors proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If no instructions are given or if your voting instructions are not received on or before 11:59 P.M. ET on July 17, 2023, the cut-off date for purposes of providing voting instructions for the KSOP Common Stock, the KSOP Trustee will vote the uninstructed shares of the KSOP Common Stock in proportion to the instructions received from other KSOP participants, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended.
What if I want to change my vote?
If you want to change your vote, you may revoke your proxy by:
•Submitting your vote at a later time via the Internet or telephone prior to the 2023 Annual Meeting;
•Submitting a properly signed proxy card with a later date that is received at or prior to the 2023 Annual Meeting; or
•Providing notice in writing before the meeting to: Secretary, Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, Ohio 43026 USA.
What if I submit a proxy without giving specific voting instructions?
If you properly submit a proxy without giving specific voting instructions, the individuals named as proxies on the proxy card will vote your shares:
•FOR the election of the twelve nominees for director named on page 5.
•FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2024.

•FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.
•In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
If you are a registered stockholder and do not submit a proxy, you must attend the meeting via webcast in order to vote your shares.
If you hold shares in “street name,” your shares may be voted on certain matters even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers. You must provide voting instructions to your bank or broker for your shares to be voted on all other matters presented at the 2023 Annual Meeting.
If you are a participant in the KSOP and do not instruct the KSOP Trustee to vote the shares allocated to your KSOP account, or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, the KSOP Trustee will vote the uninstructed shares of the KSOP Common Stock in proportion to the instructions received from other KSOP participants, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended.
What should I do if I have questions?
If you have any questions or require any assistance with respect to instructing the trustee of the KSOP with respect to any shares of Common Stock held in the KSOP and allocated to your KSOP account, please contact Scott A. Cottrill, the Company’s corporate secretary, at (614) 658-0050.

FISCAL YEAR HIGHLIGHTS
BUSINESS PERFORMANCE/FISCAL YEAR ACHIEVEMENTS
Fiscal 2023 was ADS’ sixth consecutive year of record revenue and profitability as a result of ADS’ strong business model and long-term strategies to drive above-market results and expand profitability. Both ADS and Infiltrator executed these strategies well in a dynamic macroeconomic environment. Despite overlapping demand weakness in our core non-residential and residential end markets in the near-term, we have a runway for long-term growth in both the stormwater and onsite septic wastewater markets due to the value proposition, solutions package, conversion to plastic from traditional materials, and unique sustainability position in water and recycling.
ESG STRATEGIC INITIATIVES
We are committed to integrating quality environmental, social and governance practices into our business, which we believe will increase the long-term sustainability and resiliency of our business model. In our daily operations, we are dedicated to promoting environmental stewardship through our products and solutions, creating a safe work environment for our employees and making a positive impact in the communities we serve. We also adhere to strong corporate governance principles by adopting best practices to strengthen our accountability and relationship of trust with our stakeholders.
We believe that a sound governance structure can serve as a solid foundation for a successful sustainability program. We have developed several key strategic initiatives in order to institutionalize our governance structure and enhance the oversight of our sustainability practices.
In fiscal year 2022, our Board established a sustainability committee to oversee our programs, policies and practices pertaining to sustainability and environmental issues. Prior to the establishment of the sustainability committee, Board oversight of our sustainability programs was supported by the ESG sub-committee, an informal sub-committee of the nominating and corporate governance committee.
In addition, we continued to make progress in fiscal year 2023 building our ESG program through the following initiatives:
•Continued progress on ADS' 10-year sustainability goals, the details of which can be accessed on our website. These goals are not included as part of, or incorporated by reference into, this proxy statement.
•Developing a robust Diversity, Equity & Inclusion (DE&I) strategy to further develop a diverse workforce, create an inclusive workplace, engage with external partners and support our communities;
•Developing new partnerships, including our partnership with the Nature Conservancy to aid in water conservation efforts in California, Florida, North Carolina and Texas;
•Continued participation in The Recycling Partnership to help advance equitable access to recycling;
•Continuing our partnership with The Ohio State University Sustainability Institute to support water management research, enhance student learning, and make their campus more sustainable;
•Continued participation in Operation Clean Sweep®, an international program to reduce plastic resin loss into the environment;
•Continued collecting and regularly tracking data related to our environmental impacts; and
•Increasing ESG-related disclosures, including increased and improved transparency about our sustainability practices in our sustainability report and website to better communicate our ESG efforts.

CORPORATE GOVERNANCE
2023 CORPORATE GOVERNANCE HIGHLIGHTS

Average Age 61 years[1]	Average Tenure 6 years¹	Director Independence 92% independence	Board Refreshment 6 consecutive years with a new Director added	Director Diversity 50% 6/12 are diverse²	Diversity Expansion 5/6 of recent directors added are diverse[2]	Fully Declassified Board
1 As of the date of the Annual Meeting.
2 Diverse is defined as gender, racially, or ethnically diverse.
PROPOSAL ONE: ELECTION OF DIRECTORS
Director Election Process
Our business and affairs are managed under the direction of our Board. We currently have twelve directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
Our Board is fully declassified, and all our directors are up for election annually. Previously, directors served staggered terms of three years each. Beginning at the 2021 Annual Meeting, directors were nominated and elected for staggered one-year terms, with full implementation of declassification at the 2023 Annual Meeting. The terms of all our directors are set to expire upon the election and qualification of successor directors at the 2023 Annual Meeting. At the 2023 Annual Meeting, all directors will stand for election to serve one-year terms.
Our Board considers many methods for identifying and evaluating nominees for director, establishes plans for any anticipated vacancies, and regularly reviews the appropriate size of the Board. When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy their oversight responsibilities effectively in light of our business and structure, our Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. We also value the experience that our directors bring from their service on other boards.
2023 Nominees for Election to the Board of Directors
The directors to be elected at the 2023 Annual Meeting will each serve a term that expires at the 2024 Annual Meeting. The Board has nominated Messrs. Barbour, Coleman, Eversole, Fischer, Haney, Jones, Nelson, Perez de la Mesa and Seetharam, and Mses. Chaibi, Fratto and Gast for re-election at the 2023 Annual Meeting. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected.
The information below states the name of each nominee for director, his or her age, a listing of present and previous employment positions, the year in which he or she first became a director of the Company, the committees on which each serves, other board directorships held and key qualifications, experiences, attributes or skills that led to the conclusion by the Board that he or she should serve as a director.

D. Scott Barbour Director, President and CEO Director Since: 2017 Age: 61
Professional and Board Experience
Mr. Barbour is our Chief Executive Officer and President and has served in such capacity since 2017. Prior to joining the Company, from 1989 to 2016, he held a variety of roles of within several business units for Emerson Electric Co., including as President and CEO of its Network Power business. He began his career at Colt Industries, where he worked as a product engineer. Mr. Barbour has served on the board of Allison Transmissions Holdings, Inc. (NYSE: ALSN) since 2022. Mr. Barbour has a B.S. in Mechanical Engineering from Southern Methodist University and a Master of Business Administration from the Owen Graduate School of Management, Vanderbilt University.
Skills and Qualifications
Mr. Barbour’s extensive executive leadership experience in industrials, marketing, sales and engineering industries and experience in strategy and innovation make him qualified to serve as a member of our Board.

Anesa T. Chaibi Independent Director Director Since: 2020 Age: 57	Committees: Audit Sustainability
Professional and Board Experience
Ms. Chaibi was formerly the President and Chief Executive Officer of CoolSys, Inc., a market-leading refrigeration and HVAC service provider from 2021 through February 2023. From 2019 to 2021, Ms. Chaibi served as an industry advisor in the Industrial and Business Services Group with Warburg Pincus. Prior to that role, Ms. Chaibi was the Chief Executive Officer and a director of Optimas OE Solutions, LLC from 2016 to 2019. From 2005 to 2015, Ms. Chaibi served as President and Chief Executive Officer of HD Supply Facilities Maintenance, a division of HD Supply Holdings, Inc. Prior to this role, Ms. Chaibi held a variety of roles of within several business units at General Electric from 1989 to 2005. Mr. Chaibi has served on the board of RegalRexnord Corporation (NYSE: RRX) since 2014. She also currently serves as a Board Leadership Fellow of the National Association of Corporate Directors. Ms. Chaibi has previously served on the board of Warburg Pincus Capital Corporation I-A (NYSE: WPCA-UN) between 2021 and 2023. Ms. Chaibi has a B.S. in Chemical Engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University.
Skills and Qualifications
Ms. Chaibi's executive leadership experience, engineering background, and experience in manufacturing industries and corporate governance knowledge make her qualified to serve as a member of our Board.

Michael B. Coleman Independent Director Director Since: 2018 Age: 68	Committees: Compensation & Management Development Sustainability (Chair)
Professional and Board Experience
Mr. Coleman is a partner at Ice Miller, specializing in government relations law and economic real estate development and has served in such capacity since 2016. From 2000 to 2015, Mr. Coleman served as Mayor of Columbus, Ohio, the first African-American mayor and the longest-serving mayor in Columbus history. From 1997 to 1999, Mr. Coleman served as City Council President for Columbus, Ohio and was a member of City Council from 1992 to 1999. Prior to his term as Mayor, Mr. Coleman was a partner with the law firm of Schottenstein Zox & Dunn LLP from 1990 to 1998. Mr. Coleman has a B.S. in Political Science from the University of Cincinnati and a J.D. from the University of Dayton School of Law.
Skills and Qualifications
Mr. Coleman’s significant legal background, his knowledge of economic development and real estate development and familiarity with state and local contracting matters and his extensive involvement in the public policy sectors make him qualified to serve as a member of our Board.

Robert M. Eversole Board Chair Independent Director Since: 2008 Age: 61	Committees: Compensation & Management Development Nominating & Corporate Governance
Professional and Board Experience
Mr. Eversole is a Managing Partner of Stonehenge Partners, Inc., a private equity firm, and has served in such capacity since 2007. Prior to joining Stonehenge Partners, Mr. Eversole held a variety of roles of within several business units at Fifth Third Bank between 1984 to 2007, most recently as President and Chief Executive Officer of Fifth Third Bank, Central Ohio. He also served as Regional President for Fifth Third Bancorp affiliate banks in Western Ohio, Central Florida and Ohio Valley and was a member of the Fifth Third Bancorp Operating Committee. Mr. Eversole currently serves on the boards of Davlyn Group and True North Asphalt. Mr. Eversole previously served on the boards of Fifth Third Bank, Central Ohio, Fifth Third Bank, South Florida, United Retirement Plan Consultants, Inc. and Red Capital Group. Mr. Eversole has a B.S. in Accounting and Finance from The Ohio State University and has completed a number of executive education programs.
Skills and Qualifications
Mr. Eversole’s extensive background in private equity and commercial banking, his expertise on financial matters and his extensive leadership and investment experience across a broad range of industries, including manufacturing and construction-related, make him qualified to serve as a member of our Board.

Alexander R. Fischer Independent Director Director Since: 2014 Age: 56	Committees: Audit Nominating & Corporate Governance (Chair)
Professional and Board Experience
Mr. Fischer is the founder of Alex R. Fischer and Company, which offers strategic advisory services on corporate strategy, real estate development and economic development, operating in such capacity since 2021. He is also Partner with The New Albany Company which is the master developer for over 20,000 acres of mix used development. From 2009 to 2021, he was the President and CEO of the Columbus Partnership. From 2002 to 2009, Mr. Fischer worked at Battelle Memorial Institute in multiple roles, including as Senior Vice President for Business and Commercialization, and worked as Commissioner of Economic Development, Deputy Governor and the Chief of Staff for the State of Tennessee from 1997 to 2002. Mr. Fischer currently serves on the boards of Nationwide Children’s Hospital, White Oak Partners, Andelyn Biosciences and the Columbus Downtown Development Corporation. He previously served on the board of trustees for The Ohio State University. Mr. Fischer has a B.S. in Economics and Public Administration from the University of Tennessee and a Master’s of Science in Urban Planning and Economic Development from the University of Tennessee.
Skills and Qualifications
Mr. Fischer’s executive leadership experience, his knowledge of real estate, economic development, commercialization and the knowledge he has gained from his extensive involvement in the public policy sectors make him qualified to serve as a member of our Board.

Tanya D. Fratto Independent Director Director Since: 2013 Age: 62	Committees: Audit Nominating & Corporate Governance
Professional and Board Experience
Ms. Fratto was formerly the Chief Executive Officer of Diamond Innovations, Inc., a world-leading manufacturer of industrial diamonds and cubic boron nitride used in oil and gas, infrastructure, automotive, aerospace, and electronics industries, from 2000 to 2011. Prior to joining Diamond Innovations, from 1983 to 2000, Ms. Fratto held a variety of roles of within several business units for General Electric, including in areas of product management and operations, and supply chain management. Ms. Fratto currently serves on the board of Ashtead Group Plc and previously served on the boards of Global Plc and Mondi Group Plc. Ms. Fratto holds a B.S. in Electrical Engineering from the University of South Alabama.
Skills and Qualifications
Ms. Fratto’s extensive executive leadership experience, engineering background, and her operations and logistics experience in various manufacturing industries make her qualified to serve as a member of our Board.

Kelly S. Gast Independent Director Director Since: 2022 Age: 56	Committees: Audit Sustainability
Professional and Board Experience
Ms. Gast is Senior Vice President and Chief Financial Officer for Bayer Crop Science, a division of Bayer AG, a multinational pharmaceutical and life sciences company, and one of the leading agricultural companies in the world. In this role, she is a member of the Crop Science Executive Leadership Team and has served in such capacity since 2021. From 2018 to 2021, she served as Chief Financial Officer for Bayer US. Prior to joining Bayer Crop Science, from 2011 to 2018, Ms. Gast served as the Vice President of Commercial Finance for Monsanto Company. Prior to 2018, Ms. Gast held a variety of roles in increasing responsibility within several business units at Monsanto Company, beginning in 1995. Ms. Gast has a B.A. in Economics from the University of Illinois at Champaign-Urbana and received a certified public accountant certificate.
Skills and Qualifications
Ms. Gast’s executive leadership experience and her expertise on financial accounting matters make her qualified to serve as a member of our Board.

M.A. (Mark) Haney Independent Director Director Since: 2014 Age: 68	Committees: Audit Compensation & Management Development
Professional and Board Experience
Mr. Haney was formerly the Executive Vice President of Olefins and Polyolefins of Chevron Phillips Chemical Company LP, a chemical producer, until 2012. Prior to that role, he held a variety of roles within several business units for Chevron Phillips Chemical Company since 1977, including as Senior Vice President, Specialties, Aromatics and Styrenics from 2008 to 2010. Mr. Haney also served as Vice President of Polyethylene and Polypropylene and President of Performance Pipe. Prior to joining Chevron Phillips Chemical Company, Mr. Haney held numerous management positions with Phillips Petroleum Company, including as Business and Operating Manager of refining, chemical operations and pipelines. Mr. Haney formerly served as a director of Phillips 66 Partners. Mr. Haney has a B.S. in Organic Chemistry from West Texas University.
Skills and Qualifications
Mr. Haney’s extensive executive leadership experience and his understanding of the petro-chemicals industry and the raw materials used in our products make him qualified to serve as a member of our Board.

Ross M. Jones Independent Director Director Since: 2018 Age: 58	Committees: Compensation & Management Development
Professional and Board Experience
Mr. Jones is a Managing Director at Berkshire Partners LLC (“Berkshire”) and has served in such capacity since 2000. During Mr. Jones’ career at Berkshire, he has worked with many companies across a wide range of industries, including advising the Company over a 10-year period prior to its public offering. Prior to joining Berkshire Partners in 1993, Mr. Jones worked at a start-up merchant bank, Bain & Co. from 1989 to 1991 and in the Investment Banking Division of Morgan Stanley & Co. Mr. Jones currently serves on the boards of Asurion Corp and Crossfit, LLC, and previously served on a number of boards including Melissa & Doug, Torres Unidas, Bare Escentuals, Inc. and Carter’s, Inc. Mr. Jones has a B.A. from Dartmouth College and a M.B.A. from Stanford University Graduate School of Business.
Skills and Qualifications
Mr. Jones’ substantial business experience and extensive knowledge of financial services make him qualified to serve as a member of our Board.

Carl A. Nelson, Jr. Independent Director Director Since: 2016 Age: 78	Committees: Compensation & Management Development (Chair)
Professional and Board Experience
Mr. Nelson was formerly a partner with Arthur Andersen, LLP, where he served as Managing Partner of the Columbus, Ohio office and was the leader of the firm’s consulting services for the products industry in the United States until 2002. Mr. Nelson has also taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University. Mr. Nelson has served on the Board of Worthington Industries (NYSE: WOR) since 2003. Mr. Nelson has a B.S. in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin and is a Certified Public Accountant (retired).
Skills and Qualifications
Mr. Nelson’s public company accounting expertise and his years of experience as a business consultant on a variety of projects involving strategic planning, acquisitions, financial matters and executive coaching make him qualified to serve as a member of our Board.

Manuel Perez de la Mesa Independent Director Director Since: 2019 Age: 66	Committees: Audit (Chair) Compensation & Management Development
Professional and Board Experience
Mr. Perez de la Mesa was formerly the President and Chief Executive Officer of Pool Corporation, a global wholesale distributor of swimming pool equipment, parts and supplies, and related outdoor living products, from 2001 to 2018. From 1999 to 2001, he served as Pool Corporation’s President and Chief Operating Officer. Prior to joining Pool Corporation, he gained extensive general, financial and operations management experience with Watsco, Inc., Fresh Del Monte Produce B.V., International Business Machines Corp., and Sea-Land Service Inc./R.J. Reynolds, Inc. Mr. Perez de la Mesa has served on the board of Pool Corporation (NASDAQ: POOL) since 2001 and as its Vice Chairman since 2019. He also currently serves on the boards of BCPE Empire Topco, Inc., BCPE Ulysses Investor L.P., Bution Holdings 1, LLC and Hamilton HoldCo, LLC. Mr. Perez de la Mesa has a B.A. in Business Administration from Florida International University, a Master of Business Administration from St. John's University (NY), was licensed as a Certified Public Accountant, and also was a Certified Management Accountant.
Skills and Qualifications
Mr. Perez de la Mesa’s executive leadership experience and practical experience in industrial manufacturing, operations and distribution make him qualified to serve as a member of our Board.

Anil Seetharam Independent Director Director Since: 2021 Age: 44	Committees: Nominating & Corporate Governance Sustainability
Professional and Board Experience
Mr. Seetharam is a Managing Director of Berkshire Partners and is a senior member of the investment team of Stockbridge, the public equity business unit of the firm. Mr. Seetharam joined Stockbridge in 2007 following previous roles at Reservoir Capital (2005-2007), Berkshire Partners Private Equity (2003-2005), and McKinsey & Co. (2001-2003). Mr. Seetharam currently serves on the Technology Advisory Board at the School of Engineering and Applied Sciences at the University of Pennsylvania. Mr. Seetharam previously served on the board of Mattress Firm Holding (MFRM). Mr. Seetharam holds a B.S. in Economics from the Wharton School and a B.S. in Engineering from the School of Engineering and Applied Sciences at the University of Pennsylvania.
Skills and Qualifications
Mr. Seetharam’s deep knowledge of public and private markets based on his years of leadership and investing experience in public and private equity make him qualified to serve as a member of our Board.
Recommendation of the Board
The Board unanimously recommends that you vote “FOR” the election of each of Messrs. Barbour, Coleman, Eversole, Fischer, Haney, Jones, Nelson, Perez de la Mesa and Seetharam and Mses. Chaibi, Fratto and Gast.
Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the nominating and corporate governance committee.
Vote Required
The election of directors is by majority vote of the votes cast in such election. Brokers non-votes and abstentions are not counted toward the election of directors or toward the election of individual nominees specified on the proxy and therefore, broker non-votes and abstentions shall have no effect on this proposal.
If you return a proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of Messrs. Barbour, Coleman, Eversole, Fischer, Haney, Jones, Nelson, Perez de la Mesa and Seetharam and Mses. Chaibi, Fratto and Gast.
If you hold your shares in “street name” and do not provide specific voting instructions to the bank or broker or do not obtain a proxy from such bank or broker to vote those shares, then your shares will not be voted in the election of Directors.
BOARD OVERSIGHT RESPONSIBILITIES
The entire Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities. Our Board expects to continue to monitor and assess whether such a committee would be appropriate. The audit committee assists our Board in its oversight of our risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. Our Board will receive regular reports from management, as well as from the audit committee, regarding relevant risks and the actions taken by management to address those risks.
BOARD INDEPENDENCE
Our common stock has been listed on the New York Stock Exchange, or NYSE, under the symbol “WMS” since July 25, 2014. Under the rules of the NYSE, independent directors must comprise a majority of our Board. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
In fiscal year 2023, our Board undertook a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that none of our directors except for Mr. Barbour has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors, other than Mr. Barbour, is “independent” as that term is defined under the rules of the NYSE.
Except as otherwise described below, our Board has determined that those directors who serve on our audit committee, compensation and management development committee and nominating and corporate governance committee satisfy the independence standards for those committees established by the rules of the NYSE and (in the case of the audit committee) the applicable SEC rules. In making this determination, our Board considered the relationships that each non- employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

OUR DIRECTOR'S COMBINED SKILLS, QUALIFICATIONS AND EXPERIENCES
As the leading manufacturer of innovative water management solutions in the stormwater and onsite septic wastewater industries, ADS benefits from a Board with a diverse and expansive set of skills, experiences, and backgrounds. We are confident that our director nominees offer an effective mix of relevant experience and skills to assist the Board with executing on its duties and generating value for ADS stockholders. Below is a summary of skills and experiences we believe that our Board possesses:

BOARD DIVERSITY RENEWAL
Our Board’s commitment to achieving a diverse and inclusive membership is reflected in our recent progress. This progress is a result of our commitment to diversity and the role that diversity plays in the recruitment process. Our nominating and corporate governance committee integrates diversity into our Board and director evaluation process, and succession planning in an effort to ensure an appropriate mix of diverse backgrounds and experiences.
The Board collectively recognizes that diversity and refreshment are two fundamental concepts that enhance effective oversight. Diversity of viewpoints, backgrounds, skills, and experiences improves our ability to manage through challenges today and in the future. Reflecting this commitment, the Board has welcomed six new directors since 2018, five of whom are female or ethnically diverse. At present, 50% of the Board represents diverse populations through either gender or ethnicity. Also in the vein of refreshment, the Board saw important leadership transitions in the last year as several directors settled into new committee chair roles, including electing a new Chair of the Board. We are encouraged by the progress we have made and look forward to building upon this success on the Board and throughout the organization.
BOARD AND DIRECTOR EVALUATION PROCESS
We believe that a robust Board evaluation process is critical to maintaining an effective and dynamic Board. Our nominating and corporate governance committee authorizes our Board Chair to conduct an annual evaluation of the overall performance and effectiveness of the Board and each of its members in fulfilling its duties and responsibilities, as well as to report those findings to the Board each year. In addition, each committee conducts an annual performance evaluation.
REVIEW OF DIRECTOR NOMINEES
Our nominating and corporate governance committee maintains a rigorous director nomination process, which allows us to identify potential nominees based on a set of criteria developed in accordance with our strategic needs at the time of recruitment. In identifying and evaluating director candidates, the nominating and corporate governance committee first considers the Company’s developing needs and desired characteristics of a new director, as determined from time to time by the nominating and corporate governance committee.
In the recruitment process, the nominating and corporate governance committee, with the assistance of independent advisers as needed, assesses the strategic needs of the Board in terms of backgrounds and qualifications, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the Board’s needs. This process is supplemental to the annual Board evaluation process and helps our Board make recruitment and succession planning decisions that sustain and improve its capacity, diversity, and independence.
BOARD MEETINGS AND ATTENDANCE
During fiscal year 2023, the Board met five times. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. In accordance with the Company’s Corporate Governance Guidelines, the Directors are encouraged to attend the annual meetings of stockholders. 92% of our directors attended the 2022 Annual Meeting.
COMMITTEES OF THE BOARD
Our Board has established an audit committee, a compensation and management development committee, a nominating and corporate governance committee, an executive committee, and a sustainability committee, each of which has the composition and responsibilities described below. Our Board has adopted written charters for the audit committee, the compensation and management development committee, nominating and corporate governance committee and sustainability committee that comply with current federal law and applicable NYSE rules relating to corporate governance matters, which charters are available on our website (www.adspipe.com). Our Board may also establish from time to time any other committees that it deems necessary or desirable.
Audit Committee
Our audit committee is comprised of Messrs. Fischer, Haney and Perez de la Mesa and Mses. Chaibi, Fratto and Gast with Mr. Perez de la Mesa serving as the chairperson of the audit committee. Our audit committee met five times in fiscal year 2023. All of the members of the audit committee are financially literate and have accounting or related financial management expertise within the meaning of the rules of the NYSE. Our Board has determined that Mr. Perez de la Mesa and Ms. Gast each qualify as an “audit committee financial expert,” as that term is defined under the Securities and Exchange Commission (“SEC”) rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.
Our audit committee is responsible for, among other things:
•reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing the adequacy and effectiveness of our internal control policies and procedures;
•discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•preparing the audit committee report that the SEC requires in our annual proxy statement.
Compensation and Management Development Committee
Our compensation and management development committee is comprised of Messrs. Coleman, Eversole, Haney, Jones, Nelson, and Perez de la Mesa and met five times in fiscal year 2023. Mr. Nelson is the chairperson of our compensation and management development committee. Our compensation and management development committee is responsible for, among other things:
•overseeing our compensation policies, plans, and benefit programs;
•reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensations or arrangements;

•reviewing the succession planning for our executive officers;
•preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
•administrating our equity compensation plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Messrs. Eversole, Fischer and Seetharam and Ms. Fratto and met three times in fiscal year 2023. Mr. Fischer is the chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for, among other things:
•assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;
•reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;
•overseeing the evaluation of our Board and management; and
•recommending members for each Board committee to our Board.
In identifying and evaluating director candidates, the nominating and corporate governance committee first considers the Company’s developing needs and desired characteristics of a new director, as determined from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee then considers various candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the Board’s needs.
The nominating and corporate governance committee will also consider director candidates recommended by Company security holders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company security holder.
Security holders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the preceding year’s annual meeting a written recommendation to the nominating and corporate governance committee c/o Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, OH 43026, Attn: Chief Executive Officer and must meet the deadlines and other requirements set forth in the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. Based on the current date of the 2023 Annual Meeting, a proposal for the 2024 Annual Meeting must be delivered no earlier than March 22, 2024 or later than April 21, 2024 to be timely. Each written recommendation must set forth, among other information as described more fully in the Company’s Bylaws:
•the name and address of the Company security holder(s) on whose behalf the recommendation is being made;
•the class or series and number of shares of Company stock that are, directly or indirectly, owned of record or beneficially owned by such security holder(s) on whose behalf the recommendation is being made as of the date of the written recommendation;
•the proposed director candidate’s full legal name, age, business address and residential address;
•a description of the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;
•complete biographical information for the proposed director candidate;

•a description of the proposed candidate’s qualifications as a director;
•the class and number of shares of Company stock that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.
Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If a proposed director candidate is recommended by a security holder in accordance with the procedural requirements discussed above, the Chief Executive Officer will provide the foregoing information to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate the proposed director’s candidacy and recommend whether the Board should nominate the proposed director candidate for election by the Company’s stockholders.
In addition to complying with the procedures described above, shareholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the shareholders at the 2024 Annual Meeting must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than May 21, 2024, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 Annual Meeting is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 Annual Meeting is first made.
Sustainability Committee
In February 2022, our Board established a sustainability committee. Prior to the establishment of the sustainability committee, Board oversight of our sustainability programs was supported by the ESG sub-committee which was an informal sub-committee of the nominating and corporate governance committee.
Our sustainability committee is comprised of Messrs. Coleman and Seetharam and Mses. Chaibi and Gast and met five times in fiscal year 2023, with oversight of sustainability matters supported in fiscal year 2023 by the ESG sub-committee prior to the sustainability committee’s formation. Mr. Coleman is the chairperson of our sustainability committee. Our sustainability committee is responsible for, among other things:
•Reviewing and overseeing our programs, policies, and practices pertaining to sustainability and environmental issues;
•Maintaining oversight with all applicable laws and regulations as well as voluntary reporting of our sustainability and environmental policies and programs;
•Monitoring sustainability and environmental trends and risks impacting our business activities; and
•Reviewing our annual Corporate Sustainability Report and performance against relevant external sustainability indices.
Executive Committee
Our executive committee is comprised of the Chair of the Board and the Chairperson of each of the audit, compensation and management development, nominating and corporate governance and sustainability committees. The executive committee meets between meetings of our Board, as needed, and has the power to exercise all the powers and authority of our Board with respect to matters delegated to the executive committee by our Board, except for the limitations under Section 141(c) of the Delaware General Corporation Law and/or applicable limitations under our organizational documents. The responsibilities of the former stock repurchase committee were consolidated under the executive committee in fiscal year 2022.

Stock Repurchase Committee
In May of 2022 the stock repurchase committee was dissolved, with oversight for the Company’s stock repurchase program delegated to the Executive Committee.
BOARD LEADERSHIP
Our Board does not have a formal policy on whether the roles of Chair of our Board and Chief Executive Officer of the Company should be separate or combined and has the flexibility to decide which structure is in the best interests of our stockholders. We believe at this time that our stockholders are best served by separate Chair and CEO roles. D. Scott Barbour serves as the Chief Executive Officer and Robert M. Eversole currently serves as the Chair of the Board.
A number of factors support the separate leadership structure chosen by the Board. Separate Chair and CEO roles promote balance between the Board’s independent authority to oversee the Company’s business and the CEO’s management team, which manages the business on a day-to-day basis. Separation of the Chair and CEO roles allows Mr. Barbour to focus his time and energy on operating and managing the Company and leverages the experience and perspectives of Mr. Eversole, who currently presides over executive sessions of the Board. Separating the Chair and CEO roles fosters accountability, creates an environment that is more conducive to objective evaluation of management’s performance and enhances the effectiveness of the Board as a whole. Separating these positions allows the Chair to focus on the general policy of the Company and lead the Board in its fundamental role of providing oversight and advice while also allowing Mr. Barbour to streamline his duties as CEO and attain a comprehensive focus on the Company’s day-to-day business operations. For these reasons, having two separate positions is the appropriate leadership structure for the Company at this time.
Our Board recognizes that depending on future circumstances, other leadership models may become more suitable in addressing the interests of our stockholders. Accordingly, our Board will periodically review its leadership structure.
DIRECTOR COMPENSATION
In fiscal year 2023, with the assistance of Willis Towers Watson (WTW), we revised the structure of our Board compensation. Below is a summary of the structure of our Board compensation program design.
Cash Retainer
Each non-employee director receives a $100,000 annual cash retainer for their service on the Board and committees.
The chair of each committee of our Board receives an additional cash retainer. The chair of the compensation and management development committee, sustainability committee, and the nominating and corporate governance committee receive an annual cash retainer of $20,000. The annual cash retainer for the chair of our audit committee for serving in that capacity is $30,000. The annual cash retainer for our Chair of the Board for serving in that capacity is $90,000. None of our directors receive meeting fees in addition to these retainers.
Stock Awards and Stock in Lieu of Cash Retainer
Each non-employee director receives shares of restricted stock in an amount equal to $125,000 at the date of grant that will vest on the one-year anniversary of the grant date, subject to cancellation and forfeiture of unvested shares upon termination of service with our Board (the “Director Stock Awards”). Such shares would be issued pursuant to the 2017 Omnibus Incentive Plan.
Our Chair of the Board receives an amount equal to $40,000 at the date of the grant that will vest on the one-year anniversary of the grant date.
Each non-employee director is also provided the option to receive their annual cash retainer of $100,000 in the form of shares of restricted stock under the 2017 Omnibus Incentive Plan in an amount equal to $100,000 (“Stock in Lieu of Cash Awards”), subject to the same vesting parameters as the Director Stock Awards. For fiscal year 2023, Messrs. Eversole, Jones, Nelson, Perez de la Mesa and Seetharam and Ms. Gast elected to receive Stock in Lieu of Cash Awards.

Director Stock Awards and Stock in Lieu of Cash Awards are to be made on the date of the annual meeting of the Company’s stockholders, are valued as of the grant date and are subject to forfeiture in the event that the Director ceases to serve as a Director during the one-year vesting period.
Expense Reimbursement
Non-employee directors will also continue to receive reimbursement of all reasonable travel and other expenses for attending meetings of our Board or other Company-related functions.
Fiscal Year 2023 Director Compensation
The following table summarizes the total compensation earned by each of our directors for fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	All Other Compensation ($)	Total ($)

D. Scott Barbour	—	—	—	—
Robert M. Eversole (1)	70,000	294,027	—	364,027
Tanya D. Fratto (2)	100,000	138,767	—	238,767
Alexander R. Fischer (3)	120,000	138,767	—	258,767
M.A. (Mark) Haney (2)	100,000	138,767	—	238,767
C. Robert Kidder (4)	63,333	—	—	63,333
Anesa T. Chaibi (2)	100,000	138,767	—	238,767
Carl A. Nelson, Jr. (5)	20,000	249,740	—	269,740
Michael B. Coleman (6)	120,000	138,767	—	258,767
Anil Seetharam (2)	—	249,740	—	249,740
Ross M. Jones (2)	—	249,740	—	249,740
Manuel J. Perez de la Mesa (7)	20,000	249,740	—	269,740
Kelly S. Gast (2)	—	249,740	—	249,740

(1)    Represents quarterly payment of annual retainer for serving as Chair and member of our Board and for serving as our lead independent director following the 2022 Annual Meeting.
(2)    Represents quarterly payments of annual retainer for membership on our Board.
(3)    Represents quarterly payment of annual retainer for membership on our Board and for serving as chairperson of the nominating and corporate governance committee.
(4)    Represents quarterly payment of annual retainer for serving as chairman and member of our Board and serving as our lead independent director until his retirement at the 2022 Annual Meeting.
(5)    Represents quarterly payments of annual retainer for membership on our Board and for serving as chairperson of the compensation and management development committee.
(6)    Represents quarterly payments of annual retainer for membership on our Board and for serving as chairperson of the sustainability     committee.
(7)    Represents quarterly payments of annual retainer for membership on our Board and for serving as chairperson of the audit committee.
(8)    Each of Messrs. Eversole, Nelson, Jones, Perez de la Mesa and Seetharam, and Ms. Gast elected to receive shares of restricted stock in lieu of their $100,000 annual retainer paid in cash for membership on our board of directors. See above under "— Stock Awards and Stock in Lieu of Cash Retainer." The number of shares of common stock granted in lieu of cash compensation will be based on the aggregate grant date fair value of our common stock computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. These awards will be made on the date of the annual meeting of the Company's stockholders. The awards will be valued as of the grant date and will vest on the one-year anniversary of the grant date.
Compensation Committee Interlocks and Insider Participation
There are no interlocking relationships between any member of our compensation and management development committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.
DIRECTOR STOCK OWNERSHIP POLICY
To encourage equity ownership among non-employee directors, our Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Stock having a value of at least three times their annual cash retainer. The non-employee directors have five years from the later of the completion of our IPO or the date of their election to fulfill this ownership requirement. The stock ownership guidelines require each non-employee director to retain all shares received, net of shares sold for tax purposes, until the ownership requirements are met.
DIRECTORS' SERVICE ON OTHER PUBLIC BOARDS
After first becoming a director of the Company, without the specific approval from the Board, no director may accept an invitation to serve on another public company board or any committee thereof. No director may sit on the board of any competitor of the Company in its principal lines of business to the extent that any such service would constitute a violation of U.S. antitrust law.
As part of our annual Board evaluation process described above, we regularly review each director's ability to continue to contribute to the Board considering other commitments. Based on our assessment, we believe that our directors’ other commitments do not prevent them from sufficiently fulfilling their duties at our Board.
ENGAGEMENT WITH STOCKHOLDERS AND GOVERNANCE IMPROVEMENTS
Our commitment to good governance practices extends to building trusting relationships and partnerships with our stockholders through continued engagement and accountability.
Our engagement with our stockholders serves a crucial role in preserving a robust and effective corporate governance program that serves their long-term interests and positions us for sustainable growth. We engage with our stockholders regularly to understand their perspective and to ensure that our practices are aligned with expectations. Over the past year, we continued to engage with investors around the effectiveness and development of our corporate governance program and our sustainability efforts.
As a result of our internal review of our governance practices and the feedback we received during outreach to investors, we implemented enhancements to our corporate governance program, including declassification of the Board and reducing the supermajority vote requirements for certain charter and bylaws changes. We also adopted a majority vote standard for uncontested director elections (with a plurality carve-out for contested elections). We continue to value the views of our stockholders as we strive for continuous improvement across our corporate governance practices and processes.
SUSTAINABILITY OVERSIGHT
In February of 2022 the Board established a separate sustainability committee as described above under “COMMITTEES OF THE BOARD – Sustainability Committee.” The sustainability committee periodically reviews the Company’s sustainability strategy and performance, including, but not limited to, material environmental and social trends and related long- and short-term Company impacts, as well as the Company’s environmental and sustainability reporting and disclosure practices. Before establishing the sustainability committee in February of 2022, we had an informal sub-committee of the nominating and corporate governance committee that was referred to as the ESG sub-committee to develop and review ADS’ corporate citizenship and sustainability programs as well as our environmental, employee health & safety, and business ethics policies. In fiscal 2023, the compensation and management development committee conducted quarterly reviews of the Company’s diversity, equity, and inclusion (DE&I) strategy, actions, and metrics.
As discussed above, with the support and guidance of the ESG sub-committee, and commencing in fiscal year 2023 the sustainability committee, we have taken important steps to set the foundation for an effective oversight of our sustainability practices, including the establishment of processes for collecting and regularly tracking data related to our environmental impacts, our review and selection of sustainability reporting standards, and the creation of business-oriented key performance indicators in alignment with best practice standards.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. Our Board reviews our Corporate Governance Guidelines at least annually. From time to time, the Board may revise our Corporate Governance Guidelines to reflect new regulatory requirements and evolving corporate governance practices. A copy of our Corporate Governance Guidelines is available on our website at www.adspipe.com.

MAJORITY VOTING STANDARD FOR DIRECTORS
In response to growing investor concern about the lack of accountability inherent in plurality voting, and in an effort to increase the accountability of each director to the Company’s stockholders, the Company’s Bylaws were amended in 2020 to implement a majority voting standard for director elections, effective immediately following the 2021 Annual Meeting. Accordingly, in uncontested elections, an incumbent director nominee that receives more votes “AGAINST” than “FOR” his or her election must promptly tender a resignation to the Board. Upon receipt of a tendered resignation, the Board will decide whether to accept or reject the resignation, and must publicly disclose its decision within ninety (90) days of the date of the election. If a director’s resignation is not accepted by the Board, such director will continue to serve on the Board until the next annual meeting and until his or her successor is duly elected or until his or her earlier resignation, removal or death. Under our majority voting standard, a director nominee in an uncontested election that is not an incumbent director and that receives more “AGAINST” votes than “FOR” votes will not be elected as a director of the Company (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election).
In contested elections, where the number of nominees exceeds the number of seats on the Board up for election, the plurality voting standard will continue to apply and the nominees receiving the most “FOR” votes will be elected as directors.
CODES OF BUSINESS CONDUCT AND ETHICS
Our Board has established a Code of Ethics for Senior Executive and Financial Officers that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. We also maintain a Code of Business Conduct and Ethics that governs all of our directors, officers and employees. A copy of the Code of Ethics for Senior Executive and Financial Officers and the Code of Business Conduct and Ethics are available on our website at www.adspipe.com. We will promptly disclose any future amendments to these codes on our website, as well as any waivers from these codes for executive officers and directors. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.
HOW YOU MAY COMMUNICATE WITH DIRECTORS
Security holders and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director, c/o Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, OH 43026, Attn: Chief Executive Officer.
Each communication will be screened by the Company’s Chief Executive Officer to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Chief Executive Officer to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Any communications that concern questionable accounting or auditing matters involving the Company will be handled in accordance with the terms of the Company’s code of ethics.
COMPENSATION DISCUSSION AND ANALYSIS
CERTAIN INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The name and age of each non-director executive officer and the positions held by each of them as of the date of this proxy statement are as follows:

Name	Age	Position(s)
Scott A. Cottrill	57	Executive Vice President, Chief Financial Officer and Secretary
Robert M. Klein	60	Executive Vice President, Market Management
Kevin C. Talley	51	Executive Vice President and Chief Administrative Officer
Darin S. Harvey	53	Executive Vice President, Supply Chain
Brian W. King	54	Executive Vice President, Product Management and Marketing
Thomas J. Waun, Sr.	56	Executive Vice President, International
Michael G. Huebert	51	Executive Vice President, Sales
Craig J. Taylor	47	Executive Vice President

Executive Officers who are not Directors
Scott A. Cottrill joined us in November 2015 and serves as Executive Vice President, Chief Financial Officer and Secretary. Mr. Cottrill came to the Company with extensive financial reporting, accounting and corporate finance experience. He currently oversees our finance, business development, and information technology functions. From 2012 to November 2014, Mr. Cottrill served as Executive Vice President and Chief Financial Officer of Jeld-Wen, Inc., a leading global manufacturer of windows, doors and treated composite trim and panels, and from November 2014 to February 2015 as an Executive Vice President of Jeld-Wen, Inc. From 1998 to 2012, Mr. Cottrill held various finance and accounting positions with Goodrich Corporation, including from 2005 to 2012 the position of Vice President, Controller and Chief Accounting Officer and from 2002 to 2005 the position of Vice President, Internal Audit. Prior to joining Goodrich, Mr. Cottrill worked at PricewaterhouseCoopers LLP from 1987 to 1998. Mr. Cottrill holds a bachelor’s degree in Accounting from The Pennsylvania State University and is also a Certified Public Accountant (inactive).
Robert M. Klein joined us in June 1992 and has served as Executive Vice President, Market Management since September 1, 2020. Upon joining us, Mr. Klein held several leadership positions in operations including Manager, Regional Manufacturing, Manager, Distribution Yards, Director, Purchasing and was named Vice President, Manufacturing Services in January 1999. In July 2001, he was named Vice President, Sales and Marketing and began providing leadership to our field sales, corporate account sales, marketing, customer service, and market analysis functions. In February 2006, he was named Executive Vice President, Sales. Prior to joining us, he spent seven years at The Gerstenslager Company in manufacturing management positions. Mr. Klein holds a bachelor’s degree in Business Administration from Ashland College.
Kevin C. Talley joined us in October 2011 and has served as Executive Vice President & Chief Administrative Officer since August 2016. Mr. Talley joined us as Vice President, Human Resources providing overall leadership to our compensation, benefit, and talent management programs. He currently oversees our human resources, legal, office services and aviation functions. Effective February 2019, Mr. Talley joined the Advisory Board for Kimball Midwest, a family-owned distributor of maintenance and repair operating supplies. Prior to joining us, he spent seventeen years at The Scotts Miracle-Gro Company in increasingly responsible human resources leadership positions, most recently as Vice President, Human Resources. Mr. Talley holds a bachelor’s degree in Employment Relations and Organizational Behavior from Miami University.
Darin S. Harvey joined us in October 2018 and serves as Executive Vice President, Supply Chain. Mr. Harvey came to the Company with over 20 years of experience in leading complex global supply chains, delivering results in continuous improvement, driving lean manufacturing and delivering change management. From 2014 to October 2018, Mr. Harvey served as Vice President of Integrated Supply Chain at Forum Energy Technologies, Inc., a Houston, Texas-based company that designs, manufactures and distributes equipment and solutions for the oil and gas industry. Prior to Mr. Harvey’s role at Forum, he held global supply chain leadership positions at Honeywell, Foster Wheeler and Danaher Corporation. He holds an MBA in Global Supply Chain from the University of Tennessee and a BS in Marketing and Supply Chain Management from Florida State University. He is also a Six Sigma Black Belt and Lean Expert.
Brian W. King joined us in September 2020 and serves as Executive Vice President, Product Management and Marketing. Mr. King came to the Company with over 25 years of product management and marketing experience in both consumer and commercial businesses. From 2013 to September 2020, Mr. King worked at Owens Corning, a Toledo, Ohio-based company that develops and produces insulation, roofing and fiberglass composites and related materials, serving as Vice President, Strategic Marketing from 2016 to 2020 and Director of Strategic Marketing from 2015 to 2016. Prior to Mr. King’s role at Owens Corning, he held leadership positions at The Stanley Works, Elmer’s Products Inc., and Avery Dennison Corporation. He holds a Bachelor of Commerce from McMaster University. He has received certifications in Marketing Management and Executive Education from York University and the University of North Carolina respectively.
Thomas J. Waun, Sr. joined us in June 2020 and has served as Executive Vice President, International since June 2022. Mr. Waun previously served as Senior Vice President, International from June 2020 to June 2022. Mr. Waun came to the Company with over 30 years of management experience. From 2017 to 2020, Mr. Waun served as Vice President and General Manager, Consulting, at Emerson Electric Corporation, a St. Louis, Missouri-based company that designs and manufactures a wide range of electrical equipment and software. From 2015 to 2017, Mr. Waun served as President, Power Management at Emerson. Prior to 2015, Mr. Waun held a variety of roles of increasing responsibility at Emerson. Prior to Mr. Waun’s time at Emerson, he held leadership positions at IBM Corporation. Mr. Waun holds a Bachelor of Science in Electrical Engineering from the University of Michigan.

Michael G. Huebert joined us in September 1998 and has served as Executive Vice President, Sales since June 2022. Mr. Huebert currently oversees field sales and engineering, national accounts and retail sales teams. Mr. Huebert previously served as Senior Vice President, Sales from September 2020 to June 2022, served as Vice President of Field Sales from 2018 to 2020, and Vice President of Allied Products and Stormwater Management from 2013 to 2018. Prior to these roles, Mr. Huebert served in a variety of leadership positions within the Company, including Director of Strategic Markets, Director of Retail, Onsite and Turf and Irrigation and Director of Logistics and Molded Products. Mr. Huebert holds a Bachelor of Business Administration (B.B.A.) Degree in Marketing from Fresno State University.

Craig J. Taylor joined us in February 2020 and serves as Executive Vice President, Infiltrator Water Technologies. From February 2020 through May 2023, Mr. Taylor served as the Vice President of Finance of Infiltrator Water Technologies. Prior to his time at Infiltrator, Mr. Taylor spent sixteen years at Stanley Black and Decker, Inc. in various finance positions, most recently as Vice President of Finance. Prior to his time at Stanley Black and Decker, Mr. Taylor spent five years at United Technologies in various finance positions. Mr. Taylor holds a bachelor’s degree in Finance from Bryant University and a master’s degree in Management from Isenberg School of Management, University of Massachusetts Amherst.
EXECUTIVE COMPENSATION HIGHLIGHTS – FISCAL YEAR 2023
Fiscal 2023 was ADS’ sixth consecutive year of record revenue and profitability as a result of ADS’ strong business model and long-term strategies to drive above-market results and expand profitability. Both ADS and Infiltrator executed these strategies well in a dynamic macroeconomic environment. Despite overlapping demand weakness in our core non-residential and residential end markets in the near-term, we have a runway for long-term growth in both the stormwater and onsite septic wastewater markets due to the value proposition, solutions package, conversion to plastic from traditional materials, and unique sustainability position in water and recycling.
Business Performance Highlights:
•Net sales increased 10.9% to $3.1 billion, primarily driven by favorable pricing, successful execution of our material conversion strategy and complete water management solutions package.
•Adjusted EBITDA increased 33.7% to $904 million, primarily driven by favorable pricing on pipe, onsite septic and allied products as well as favorable material cost. This increase was partially offset by a decrease in volume, inflationary cost pressures and higher manufacturing costs.
The following summarizes our strong performance over the past several years:

(1) EBITDA adjustments exclude one-time transaction costs and certain non-cash items
We continue to believe our compensation practices and our overall level of executive compensation are competitive when compared to our peer group and reflect our commitment to shareholder alignment and performance-based pay. The majority of each NEO’s target compensation has been and continues to be at-risk. Consistent with this policy, the compensation delivered to our executives in fiscal 2023 is indicative of our strong performance in the market and as compared to our peer group.
Record Setting Financial Performance Aligned with Above Target Executive Compensation in Fiscal 2023
•Base salary increases for NEO’s in fiscal 2023 averaged 3.4%.
•Cash payments to the NEO’s from the fiscal 2023 Annual Cash Incentive Plans ranged from 42% to 156% of target.
•Performance based awards to the participating NEO’s under the ADS Long Term Incentive Plan (April 1, 2020 – March 31, 2023) were paid at 200% of target, maximum possible attainment under our program.
Stockholder Feedback:
•“Say on Pay” received majority support (95%).
•The Board and our Compensation Committee appreciate and value the views of our stockholders. Going forward, the Committee will continue to review stockholder advisory votes on executive compensation and take them into consideration when making future executive compensation decisions.
NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis provides information regarding our compensation philosophy and the material elements of our fiscal year 2023 compensation program for our “named executive officers,” also referred to as the “NEOs.” Our NEOs for fiscal year 2023 were:

NEO Name	Primary Position
D. Scott Barbour	President & Chief Executive Officer
Scott A. Cottrill	Executive Vice President, Chief Financial Officer
Roy E. Moore, Jr.	Former Executive Vice President[1]
Darin S. Harvey	Executive Vice President, Supply Chain
Kevin C. Talley	Executive Vice President, Chief Administrative Officer
1 As previously announced, Mr. Moore retired from the Company effective May 31, 2023.
EXECUTIVE COMPENSATION PROGRAM OVERVIEW
The following pages summarize the design and components of the executive compensation programs in place during fiscal 2023.
Linking Pay to Stockholder Value Creation
Aligning executive compensation to stockholder value creation as well as attracting and retaining top talent are core to the design of our executive pay programs. Through our short-term and long-term compensation plans, the Compensation Committee strives to achieve these objectives. We believe that stockholder value is foundationally created by sales and profitability growth as well as delivering strong cash flow and returns on invested capital through the leadership of our NEO’s. Accordingly, our incentive compensation programs for fiscal year 2023 continued the combined use of these metrics, directly linking the pay of our executive team to these critical drivers of stockholder value creation over both the short-term and long-term. Our NEO’s are therefore aligned and invested in the delivery of the success of the business, as most of their compensation is impacted in a similar manner to which stockholders are impacted through their return on investment.

Executive Compensation Philosophy and Objectives

Philosophy

•Link the equity compensation of our executives to the sustained value they create for our stockholders
•Place greater emphasis on variable pay versus fixed pay
•Performance should predominantly drive compensation
•In establishing compensation levels, we consider the competitive range for similar executive roles and largely view the competitive market range as between the 25th percentile and the 75th percentile of our Compensation Peer Group. As a general rule, we strive to position total compensation levels within this market range while also recognizing the individual performance, experience, and skills of our NEO’s drive our compensation decisions

Objectives

•Attract, retain, and motivate top talent
•Drive the performance culture as well as Company values
•Reward sustained performance
•Align compensation with stockholders’ interests
•Link compensation to company, functional, and individual accomplishment

Key Groups in Determining Executive Compensation
The following key groups are involved in making executive compensation decisions:

Compensation & Management Development Committee

•Responsible for the design and implementation of our executive compensation policies and programs
•Annually reviews and approves the corporate goals and objectives relevant to CEO compensation
•Reviews CEO’s performance, and with insight from our executive compensation consultant, recommends CEO’s compensation package to the Board for approval
•Determines the compensation (base salary, incentives, etc.) and mix for the other NEO’s consistent with the terms of their employment agreements
•Administers the annual and long-term incentive plans and equity program

Outside Executive Compensation Consultant

•During fiscal year 2023, with the consent of the Committee, management continued to engage the services of WTW, an independent executive compensation consultant
•WTW consulted with the Committee regarding: competitive pay levels for management and the Board; trends, regulatory developments, and incentive plan design
WTW has been consulting with the Committee since the Company went public in 2014. The Committee has considered the factors cited by the SEC as key determinants of an advisor’s independence and determined that the work performed does not present any conflicts of interest.

ADS Management

•Our human resources department, in partnership with the Committee, supports the design and implementation of all executive compensation programs
•Our finance department supports the process by providing financial analysis as part of the review of program design
•Except with respect to his own compensation, our CEO has final management-level review of any compensation program before it is sent to the Committee for consideration and approval
•Management frequently consults with the Committee during the design process to provide direction and feedback on how the design of our executive compensation programs supports our overall strategy

Executive Compensation Benchmarking Peer Group
The Company uses a customized compensation peer group, developed in collaboration with its executive compensation consultant, to provide insight into prevalent program design and compensation levels. Each year, the peer group is reviewed by the Committee. For fiscal year 2023, the Committee determined an update to the peer group was appropriate to account for the Company’s growth and ongoing mergers and acquisitions in our sector, to recalibrate the range of sizes (revenue, assets and enterprise value) represented by the peers.
Tables below summarize our updated customized peer group.

•A. O. Smith Corporation
•Allegion plc [New]
•American Woodmark Corporation
•Atkore International Group Inc.
•Carlisle Companies Inc. [New]
•Cornerstone Building Brands, Inc.
•Forterra, Inc.
•Fortune Brands [New]
•Graco Inc.
•Griffon Corporation

•JELD-WEN Holding, Inc.
•Lennox International [New]
•Masonite International Corporation
•Patrick Industries, Inc.
•Simpson Manufacturing Co., Inc.
•Summit Materials, Inc.
•Trex Company, Inc.
•Watts Water Technologies, Inc.
•Xylem Inc. [New]

In general, these companies come from the building products, machinery, or construction materials industries and are likely to be attracting and retaining talent with similar experience and skills to that of our Company. The median annual revenue of these companies ($2.9 billion) reflects a range of $1.2 billion to $7.7 billion. Five companies were removed from the custom peer group for fiscal year 2023 including Apogee Enterprises, Inc., Armstrong World Industries, Inc., Louisiana-Pacific Corporation, Mueller Water Products, Inc., and U.S. Concrete, Inc.
Components of Executive Compensation – Fiscal Year 2023
The Committee has responsibility for determining all elements of compensation granted to the NEOs and reviews each element of compensation, as well as the relative mix and weighting of elements, on an annual basis.

Key Executive Pay Elements – Fiscal Year 2023
The chart below summarizes the key pay elements for our NEOs during fiscal year 2023. Each element is described in further detail below on the following pages.
Base Pay
The base salary element of our compensation program is designed to be competitive with compensation paid to similarly- situated, competent, and skilled executives. This element of pay serves as the foundation for the executive compensation program. Our NEOs are covered by employment agreements and, accordingly, we pay annual base salaries initially as set forth in these agreements.
On an annual basis, the Committee reviews base salaries for the NEOs using the following factors in its determination of changes:
•Performance relative to the pre-established goals and objectives in the executive’s areas of responsibility;
•Competitive base salary levels of similar positions in the compensation peer group;
•Trends in base salary increases in the compensation peer group;
•Executive’s overall contribution to the business strategy and our growth objectives, individual performance and potential for future contributions; and
•Current economic environment.
The CEO, with input from the human resources department, proposes base salary increases, if any, for all NEOs, excluding himself, based on the above criteria. His proposal is subject to review and approval (with or without modifications) by the Committee. Changes to the CEO’s base salary are initiated and approved by the Committee directly, subject to the review and final approval of our Board.

The base salaries of each of our NEO’s for fiscal 2023 were changed effective June 1, 2022. Salary levels as follows as of March 31, 2023:

Named Executive Officer	Annual Salary March 31, 2022	Annual Salary March 31, 2023	Annual Salary Increase ($)	Annual Salary Increase (%)
D. Scott Barbour	$900,000	$930,000	$30,000	3%
Scott A. Cottrill	$550,000	$565,000	$15,000	3%
Roy E. Moore, Jr.	$510,000	$535,000	$25,000	5%
Darin S. Harvey	$425,000	$438,000	$13,000	3%
Kevin C. Talley	$415,000	$428,000	$13,000	3%
Annual Incentive Compensation
Our annual incentive program provides cash incentive opportunities for our NEOs based on the Company’s financial performance as well as individual performance. The Committee believes the following measures and weighting reflect key value drivers for purposes of establishing payouts under the Annual Incentive Plan:

Messrs. Barbour, Cottrill, Harvey, Talley	Mr. Moore

•Adjusted EBITDA - EBITDA before stock based compensation expense, non-cash charges and certain other expenses
•Net Sales - Sales net of allowances for returns, rebates, discounts, and taxes collected concurrently with revenue-producing activities
•Individual Performance - Performance of the executives in relation to their annual performance objectives and demonstrated leadership
By tying a significant portion of the executive’s total annual cash compensation to annual variable pay we believe we are further reinforcing our pay for performance culture and focusing our executives on critical short-term financial and operational objectives, which also supports our long-term financial goals.
Establishing Annual Incentive Target Payouts
Under the Annual Incentive Plan, target payouts for each NEO are reviewed on an annual basis and compared against the compensation peer group. The CEO, with input from the human resources department, proposes annual targets for all NEOs, excluding himself, based on the performance measures. His proposal is subject to review and approval (with or without modifications) by the Committee. Changes to Mr. Barbour’s targeted payout from the Annual Incentive Plan are initiated and approved by the Committee directly, subject to the review and final approval of our Board.

Our established targets enhance the alignment of our pay-for-performance and stockholder alignment principles. The annual incentive targets for fiscal year 2023 as a percentage of salary are as follows:

Named Executive Officer	Target Incentive Opportunity (% of Base Salary)
D. Scott Barbour	118%
Scott A. Cottrill	85%
Roy E. Moore, Jr.	70%
Darin S. Harvey	70%
Kevin C. Talley	70%
Business Performance Levels in Annual Incentive Plan – Messrs. Barbour, Cottrill, Harvey & Talley
As reflected in the table below, threshold, target, and maximum performance levels were established based on the Committee’s assessment of performance targets that appropriately drive and reward achievement of growth versus our prior year performance levels. The performance levels established for the non-individual metrics in the Plan for fiscal 2023 were as follows:
•Target performance levels, which earn a 100% payout, reflect a 16% improvement versus fiscal year 2022 actual results for Adjusted EBITDA and 21% for Net Sales.
•Threshold performance levels, which earn a 50% payout, reflect a 8% improvement over fiscal year 2022 actual results for Adjusted EBITDA and Net Sales.
•Maximum performance levels, which earn a 200% payout, reflect a 23% improvement versus fiscal year 2022 actual results for Adjusted EBITDA and 29% for Net Sales.

		Business Performance Levels – FY23 (000’s)

Business Performance Measures	Measure Weighting	Threshold	Target	Max
Adjusted EBITDA	60%	$730,000	$820,105	$870,000
Net Sales	20%	$2,985,000	$3,200,194	$3,400,000
	Payout %’s	50%	100%	200%
Business Performance Levels in Annual Incentive Plan – Mr. Moore
As reflected in the table below, threshold, target, and maximum performance levels were established for the Infiltrator Adjusted EBITDA metric based on national housing statistics provided by the U.S. Census Bureau and U.S. Department of Housing and Urban Development. While this relational incentive feature is unique to Infiltrator, the Committee believes this plan design, in place at the time of the acquisition, continues to reflect a key value driver for purposes of establishing annual cash incentive opportunity for Mr. Moore.

		Business Performance Levels – FY23 (000’s)

Business Performance Measures	Measure Weighting	Threshold	Target	Max
Infiltrator EBITDA	70%
Market Outcome 0% - 5%		$207,500	$233,000	$247,000
Market Outcome 5% - 12%		$218,000	$245,000	$260,000
Market Outcome > 12%		$225,250	$253,000	$268,200
ADS Adjusted EBITDA	10%	$730,000	$820,105	$870,000
	Payout %’s	50%	100%	200%

Role of Individual Performance in Annual Incentive
Individual performance is measured through a combination of objective and subjective performance assessments of each NEO as compared to the annual performance objectives, as well as demonstrated leadership. It represents 20% of an executive’s incentive opportunity. This incentive design provides the CEO, the Committee, and our Board the opportunity to distinguish individual performance.
Listed below are the performance objectives of each NEO in fiscal year 2023. No specific weightings are attached to any of the following individual objectives. These performance objectives serve as a general guide for the Committee in determining whether the individual goals for each NEO have been achieved.

D. Scott Barbour President & CEO
•Safety performance and culture;
•Capital allocation strategy and execution;
•Execution of operational priorities;
•Execution of commercial priorities;
•Execution of sustainability priorities;
•Organization, leadership and talent

Scott A. Cottrill Executive Vice President, Chief Financial Officer	•Capital allocation strategy; •Capital allocation execution; •Business analysis and decision support; •Organization, leadership and talent

Roy E. Moore, Jr. Executive Vice President	•Safety performance and culture; •Capital allocation execution; •Execution of operational priorities; •Execution of innovation and commercial priorities; •Organization, leadership and talent

Darin S. Harvey Executive Vice President, Supply Chain
•Safety performance and culture;
•Execution of customer service operational priorities;
•Capital allocation execution;
•Execution of manufacturing operational priorities;
•Execution of logistics and transportation operational priorities;
•Organization, leadership and talent

Kevin C. Talley Executive Vice President, Administration
•Safety performance and culture;
•Talent management operational priorities;
•Operational network staffing and retention;
•Diversity, Equity, and Inclusion operational priorities;
•Organization, leadership and talent

Annual Incentive Performance Payouts – Messrs. Barbour, Cottrill, Harvey, Talley
Fiscal year 2023 included record financial performance in the legacy ADS business, while Infiltrator Water Technologies performance was impacted by the decrease in residential housing markets. The performance levels for the non-individual metrics in the ADS Annual Incentive Plan for fiscal year 2023 are listed below.

		Business Performance – FY23 (000’s)
Business Performance Measures	Measure Weighting	Threshold	Target	Max	Fiscal Year 2023	Payout % of Target
Adjusted EBITDA	60%	$730,000	$820,105	$870,000	$903,962	200%
Net Sales	20%	$2,985,000	$3,200,194	$3,400,000	$3,071,121	70%
	Payout %’s	50%	100%	200%

Annual Incentive Performance Payouts – Mr. Moore
The national housing completion statistics provided by the U.S. Census Bureau and U.S. Department of Housing and Urban Development were up 5.5%. The chart below reflects the applicable performance levels and financial performance for the Infiltrator Adjusted EBITDA metric in the Plan.

		Business Performance – FY23 (000’s)
Business Performance Measures	Measure Weighting	Threshold	Target	Max	Fiscal Year 2023	Payout % of Target
Infiltrator Adjusted EBITDA	70%	$218,000	$245,000	$260,000	$201,198	–%
ADS Adjusted EBITDA	10%	$730,000	$820,105	$870,000	$903,962	200%
	Payout %’s	50%	100%	200%
The table below summarizes the approved annual incentive payouts paid to the NEOs based upon the overall business/financial performance and the assessment of their individual performance during fiscal year 2023.

Named Executive Officer	Overall Target Annual Incentive Award ($)	FY23 Business Performance Payout ($)	FY23 Individual Performance Payout ($)	FY23 Total Annual Incentive Payout ($)	Approved Payout % vs. Target
D. Scott Barbour	$1,100,000	$1,474,023	$240,977	$1,715,000	156%
Scott A. Cottrill	$480,250	$643,545	$103,734	$747,279	156%
Roy E. Moore, Jr.	$374,500	$74,900	$80,892	$155,792	42%
Darin S. Harvey	$306,600	$410,850	$65,613	$476,463	155%
Kevin C. Talley	$299,600	$401,470	$64,714	$466,184	156%
Long-Term Incentive Compensation
Our long-term incentive compensation program is an integral part of an executive’s total compensation and provides awards for creating and delivering long-term value for our stockholders.
•Ensure NEOs’ financial interests are aligned with our stockholders’ interests;
•Motivate decision-making that drives long-term value;
•Recognize and reward superior financial performance of our company; and
•Provide a retention element to our compensation program.
Since fiscal year 2019, the long-term incentive program design has included three equity components; performance- based award, non-qualified stock options and time-based restricted stock. The table below outlines the weighting of these three design elements.

Long-Term Equity Component	Weighting
Performance-Based Award	50%
Restricted Stock	25%
Non-Qualified Stock Options	25%
The Compensation Committee believes the blend of performance and time based awards represents a balanced method of motivating and rewarding executives and further strengthens the alignment with the market and our stockholders.
Establishing Long-Term Incentive Target Payouts
In determining the value of the long-term incentive award for an executive, the Committee considers prevalent market data from our peer group provided by the executive compensation consultant, as well as the subjective assessment of each NEO’s overall contribution to the business performance, strategic importance to our growth objectives, and individual performance and potential for future contributions.
The CEO, with input from the human resources department, proposes long-term incentives, if any, for our NEOs, excluding himself, based on the criteria described above. His proposal is subject to review and approval (with or without modifications) by the Committee. The long-term incentive, if any, for the CEO is initiated and approved by the Committee directly, subject to the review and final approval of our Board.
The value of long-term incentive awards granted in fiscal year 2023 are included in the Summary Compensation Table.
Long-Term Incentive Plan - Performance Based Awards
The performance-based awards under the long-term incentive plan are based upon the company’s actual financial business performance for the designated three-year performance period versus the performance targets approved by the Compensation Committee. The business performance targets are structured with a threshold, target and maximum level.
The incentive opportunities for the participant under the long-term incentive performance-based awards are outlined below.
•Target performance earns a 100% payout; and
•Threshold performance earns a 50% payout; and
•Maximum performance earns a 200% payout
If the performance level falls between threshold and target or between target and maximum, the award is linearly interpolated. Earned incentives, if any, are made in a reasonable time following the approval by the Compensation Committee. Calculation of company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements.
The Compensation Committee determines appropriate changes and adjustments and may make adjustments for other unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, one-time mergers and acquisitions, and purchases or sales of substantial assets, etc.
For the three-year performance period ending on March 31, 2025, the Compensation Committee approved Cash Flow from Operations and Return on Invested Capital as the performance measures. These are two key measures of the company’s long-term value creation strategy.
•Cash Flow from Operations – For the three-year performance period ending March 31, 2025, performance in Cash Flow from Operations will be based upon actual cumulative Cash Flow from Operations over the three-year performance period against the targets approved by the Compensation Committee.
•Return on Invested Capital – For the three-year performance period ending March 31, 2025, performance in Return on Invested Capital will be based upon the average Return on Invested Capital over the three-year performance period against the targets approved by the Compensation Committee.
At the beginning of each fiscal year, the Compensation Committee reviews whether to change the performance-based incentive component (e.g., transition from performance share units to performance cash) and/or the business performance measures (e.g., Cash Flow from Operations, etc.) used under the long-term incentive performance award with input from management and the compensation consultant. Beginning in the three-year period ending March 31, 2024, Free Cash Flow (FCF) was replaced with Cash Flow from Operations as a performance measure in the plan.
Long-Term Incentive Plan - Performance Based Awards for Three-Year Period Ending March 31, 2023
The period spanning April 1, 2020 to March 31, 2023 was the company’s third three-year performance period under the Long-Term Incentive Plan implemented in fiscal 2019. The earned awards were approved by the Committee on May 16, 2023. Target and actual performance levels for the two measures for the three-year period ending on March 31, 2023 are summarized below.

		Business Performance – FY21-23 (000’s)
Business Performance Measures	Measure Weighting	Threshold	Target	Max	FY21-23	Payout % of Target
Free Cash Flow	50%	$725,000	$794,500	$865,000	$1,040,161	200%
Return on Invested Capital	50%	11.8%	13.0%	14.2%	22.0%	200%
	Payout %’s	50%	100%	200%
The table below outlines the approved performance equity awarded to the eligible NEOs based upon the performance vs. targets for the three-year period ending March 31, 2023.

Named Executive Officer	Overall Target Performance Share Unit Award (Shares)	FY21-23 Performance Award Earned (Shares)	Approved Payout % vs. Target	Dividend Equivalent Shares	FY21-23 Total Equity Awarded (Shares)
D. Scott Barbour	36,747	73,494	200%	920	74,414
Scott A. Cottrill	10,137	20,274	200%	253	20,527
Roy E. Moore, Jr.	6,280	12,560	200%	156	12,716
Darin S. Harvey	4,277	8,554	200%	107	8,661
Kevin C. Talley	5,069	10,138	200%	127	10,265
Executive Stock Ownership Guidelines
The Company has defined stock ownership guidelines in place for executives. These guidelines are intended to further align the interests of our executives with stockholders’ interests and represent another opportunity to promote a long-term focus for our senior leaders. The guidelines listed below specify the value of stock the participants are expected to own.
Each covered executive is expected to attain the target level of stock ownership within five years from the later of July 1, 2018 or the date he or she is appointed or elected to a position covered by these guidelines.
Stock ownership will be reviewed by the Compensation Committee on an annual basis. Ownership levels will be assessed using the trailing 12-month average stock price as of the annual assessment date or such other method of valuing ownership in the discretion of the Compensation Committee.
Once an individual subject to these Guidelines satisfies the guideline for his or her current role as of the annual review date, so long as the shares held at that review date are retained and the individual remains subject to the same guideline level, there is generally no obligation under these Guidelines to purchase additional shares of common stock as a result of short-term fluctuations in the Company’s stock price, absent an affirmative determination by the Compensation Committee otherwise.
The Compensation Committee shall have the authority to interpret, develop, oversee and administer the implementation of and compliance with these Guidelines, as well as determine any action necessary to address any noncompliance with these Guidelines.
The minimum stock ownership requirement may be waived or otherwise modified, at the discretion of the Compensation Committee, if compliance would create hardship based upon individual circumstances.
As of March 31, 2023, the majority of the covered executives have achieved their target ownership level, while the others are on a trajectory to achieve their target level within the required timeframe.

BENEFITS AND EXECUTIVE PERQUISITES
The benefits provided to our NEOs are generally the same as those provided to our other salaried associates and include:
•Medical, dental and vision benefits; and
•Life, accidental death and disability insurance; and
•Retirement plan
Retirement and Stock Ownership Plan (KSOP)
All of our NEOs participate in our tax-qualified KSOP that covers employees who meet certain service requirements. See “Equity-Based Incentive Plans Employee Stock Ownership Plan” and “Retirement and Stock Ownership Plan” for additional information regarding the KSOP.
Executive Perquisites
We provide certain ADS NEOs with select perquisites. These perquisites are summarized below.
•Reimbursement of country club or fitness membership dues;
•Pre-approved personal use of the Company aircraft when it is not being used for business purposes at the cost to the executive as described below;
•Voluntary Supplemental Individual Disability Insurance Plan; and
•Voluntary Executive Financial Management Assistance.
In determining the total compensation payable to our NEOs, the Committee considers perquisites in the context of the total compensation which our NEOs are eligible to receive. However, given the fact that perquisites represent a relatively small portion of the NEO’s total compensation, the availability of these perquisites does not materially influence the decisions made by the Committee with respect to other elements of the total compensation to which our NEOs are entitled or to which they are awarded.
Personal Use of Company Aircraft
Certain NEOs are also permitted to make pre-approved personal use of Company aircraft when not required for business travel. Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company may be reimbursed up to the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose position with the Company requires them to routinely change travel plans within a short time period. Accordingly, personal use of the Company aircraft by NEOs is subject to reimbursement to the Company by multiplying the aircraft flight time (hours) by the variable cost of the aircraft for all eligible occupied flight hours associated with routine personal usage.
The incremental cost of personal use of Company aircraft is calculated based on the variable operating cost per hour flown, which includes actual aircraft fuel expense, crew travel expenses, hangar and parking fees, per-flight landing fees, average hourly aircraft maintenance expense and other actual incremental costs. Fixed costs that do not change based on usage such as hangar rental, aircraft lease payments, insurance and certain administrative expenses are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost of the personal use and reported in the “All Other Compensation” column of our Summary Compensation Table below. If a NEO is traveling on business utilizing Company aircraft and there is otherwise room available on the aircraft for the NEO’s spouse and/or child(ren) to accompany the NEO, the spouse and/or child(ren) are permitted to do so in accordance with IRS rules. To the extent any use of corporate aircraft results in imputed income to an executive, the Company does not provide tax gross-ups on such income.

Voluntary Supplemental Individual Disability Insurance Plan
NEOs are eligible to participate in a voluntary supplemental disability plan which provides the opportunity for additional long term disability coverage beyond the cap of our Group Long Term Disability policy ($300,000 annual eligible earnings). If elected, the company pays 100% of the premium for the plan.
Voluntary Executive Financial Management Assistance
ADS has invested in offering financial wellness resources for the US based population at no cost to employees. All eligible employees from our production facilities and drivers, up to our NEO group, have access to certified financial planning coaches through our strategic partnership with Goldman Sachs Ayco Personal Financial Management to support their planning paid for by the company. ADS NEOs have access to a higher level benefit at no cost, if they elect.
For a description of the perquisites received by the NEOs during fiscal year 2023, see the “All Other Compensation” column of our Summary Compensation Table.
OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Risk in Relation to Compensation Programs
Our compensation programs do not reward employees, including our NEOs and executive officers, for taking excessive or unnecessary risks that would have an adverse effect on the Company. Our management team assessed the program carefully to make this determination. They reached this conclusion in part due to the balance of fixed and variable compensation, balance of short and long-term incentives, design features of the plans, and the oversight and administration of the Committee.
Recoupment of Incentive-Based Compensation Policy
Under our Recoupment of Incentive-Based Compensation Policy, if the Company is required to prepare an accounting restatement based on erroneous data, our Board shall require reimbursement or forfeiture of any excess incentive-based compensation received by any executive officer during the three (3) completed fiscal years immediately preceding the date on which the Company is required to make the restatement. Our Recoupment of Incentive-Based Compensation Policy is designed to comply with and be interpreted in a manner consistent with Rule 10D-1 of the Exchange Act of 1934 and the applicable NYSE rules.
Annual Stockholder “Say-on-Pay” Vote
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs. At the Company’s 2022 annual meeting of stockholders, approximately 95% of the votes cast on the “say-on-pay” resolution were in favor of the compensation of the NEOs for fiscal year 2022 as disclosed in the Company’s 2022 proxy statement. Consistent with the Company’s commitment to have the executive compensation programs serve the best interests of the Company and its stockholders, the Compensation and Management Development Committee will continue to review the design of the executive compensation program considering future “say-on-pay” votes and developments in executive compensation.
Insider Trading Policy
The Board has adopted a Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures and Guidelines with Respect to Certain Transactions in Securities of Advanced Drainage Systems, Inc. to assist the Company’s employees and directors in complying with certain securities laws and avoiding even the appearance of improper conduct. Under this policy, employees, officers, directors, consultants and contractors of the Company (collectively, “Covered Persons”) are prohibited from engaging in certain transactions relating to Company securities held by them, including any short sales and hedging transactions, short-term trading, and transactions in publicly traded options. Covered Persons are not permitted to hold securities issued by the Company in a margin account or pledging them as collateral for a loan. To date no Covered Persons hold Company securities in a margin account or to pledge Company securities as collateral for a loan.

ACCOUNTING AND TAX CONSIDERATIONS
While the accounting and tax treatment of compensation generally has not been a consideration in determining the amounts of compensation for our executive officers, the Committee and management have taken into account the accounting and tax impact of various program designs to balance the potential cost to us with the value to the executive.
Federal income tax law prohibits publicly held companies, such as the Company, from deducting certain compensation paid to a NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), to the extent that compensation was based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation was not included in the $1 million limit. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million in tax years commencing on and after April 1, 2018, is no longer be deductible, even if performance-based. The Compensation Committee intends to continue to use performance metrics in compensation when it is in the best interests of the Company and its stockholders.
The expenses associated with executive compensation issued to our executive officers and other key associates are reflected in our financial statements. We account for stock-based programs in accordance with the requirements of ASC Topic 718, which requires companies to recognize in the income statement the grant date value of equity-based compensation issued to associates over the vesting period of such awards.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
The Compensation and Management Development Committee has reviewed and discussed with the Company’s management the Compensation Discussion & Analysis set forth above. Based on such review and discussions, the Compensation and Management Development Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended March 31, 2023.

Respectfully submitted,

Carl A. Nelson, Jr. (Chair)
Michael B. Coleman
Robert M. Eversole
M.A. (Mark) Haney
Ross M. Jones
Manuel J. Perez de la Mesa

COMPENSATION OUTCOMES FOR FISCAL YEAR 2023
Summary Compensation Table for Fiscal Year 2023
The following table summarizes the total compensation earned by each of our NEOs for fiscal years noted:

Name and Principal Position	Fiscal Year	Salary $(1)	Bonus $	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All Other Compensation $(5)	Total $
D. Scott Barbour	2023	930,000	—	3,149,677	1,051,160	1,715,000	130,936	6,976,773
President & Chief Executive Officer	2022	900,000	—	2,842,748	947,194	1,548,336	150,422	6,388,700
	2021	870,000	—	2,604,423	782,175	1,700,000	122,266	6,078,864

Scott A. Cottrill	2023	565,000	—	902,745	301,249	747,279	80,650	2,596,923
Chief Financial Officer, Executive Vice President, and Secretary	2022	550,000	—	710,793	236,799	714,497	139,534	2,351,623
	2021	520,000	—	718,481	215,778	722,280	107,499	2,284,038

Darin S. Harvey	2023	438,000	—	480,166	160,263	476,463	48,331	1,603,223
Executive Vice President, Supply Chain	2022	425,000	—	348,254	116,062	414,468	113,322	1,417,106

Kevin C. Talley	2023	428,000	—	476,294	158,978	466,184	85,618	1,615,074
Executive Vice President and Chief Administrative Officer	2022	415,000	—	337,672	112,505	404,716	130,325	1,400,218

Roy E. Moore, Jr.	2023	535,000	—	557,017	185,882	155,792	33,807	1,467,498
Former Executive Vice President	2022	510,000	—	426,560	142,079	557,432	32,899	1,668,970
	2021	495,591	—	445,095	133,679	600,458	9,068	1,683,891

(1)    Amounts reported for fiscal year 2023 reflect adjustment to NEO salaries that went into effect on June 1, 2022. Amounts reported for fiscal year 2022 reflect adjustment to NEO salaries that went into effect on June 1, 2021. Amounts reported for fiscal year 2021 reflect NEO salaries effective on March 31, 2021.
(2)    With respect to restricted stock awards, amounts reported for fiscal year 2023 are based on the aggregate grant date fair value of restricted stock awarded, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. We calculated the estimated fair value of each share of restricted stock on the date of grant as described in Note 14 (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023. With respect to performance-based restricted stock units, amounts reported for fiscal year 2023 are based on the aggregate grant date fair value based on the probable outcome of the performance conditions. With respect to performance-based restricted stock units, the value of the award at the grant date assuming that the highest level of performance conditions achieved would be $4,199,570 with respect to Mr. Barbour, $1,203,594 with respect to Mr. Cottrill, $640,221 with respect to Mr. Harvey, $635,058 with respect to Mr. Talley and $742,690 with respect to Mr. Moore.
(3)    The amounts reported in this column are based on the aggregate grant date fair value of stock options awarded, computed in accordance with FASB ASC Topic 718. We calculated the estimated fair value of each option award on the date of grant using a Black-Scholes option pricing model as described in Note 14 (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
(4)    The amounts reported in this column consist of amounts to be paid under the Cash Incentive Plan for services rendered in fiscal years 2021, 2022 and 2023, as discussed above under “— Compensation Discussion and Analysis — Components of Executive Compensation — Fiscal Year 2023— Annual Incentive Compensation.”
(5)    The All Other Compensation column is made up of the following amounts for fiscal year 2023:

Name	KSOP Match Contribution $(a)	Perquisites $(b)	Total $

D. Scott Barbour	12,200	118,736	130,936
Scott A. Cottrill	12,200	68,450	80,650
Darin S. Harvey	12,200	36,131	48,331
Kevin C. Talley	12,200	73,418	85,618
Roy E. Moore, Jr.	12,200	21,607	33,807
(a)    The amounts shown in this column represent payments by the Company pursuant to The Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan (KSOP).
(b)    The amounts shown in this column include the value of perquisites and other personal benefits to a NEO only if the aggregate value exceeded $10,000. Where we do report perquisites and other personal benefits for a NEO, we have separately quantified each perquisite or personal benefit only if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that individual. The amount reported for each NEO includes (i) the cost associated with an enriched Supplemental Individual Disability Insurance Plan available to each NEO, (ii) the value of life insurance and long-term disability premiums paid for each NEO, and (iii) reimbursement for social membership dues. The amounts reported for Messrs. Barbour, Cottrill and Talley also include the costs associated with their personal use of Company aircraft. The incremental cost of Mr. Barbour’s personal use of the Company aircraft exceeded the greater of $25,000 or 10% of his total perquisites and personal benefits in the amount of $75,597 (the incremental cost of personal use of Company aircraft is summarized above under “Compensation Discussion and Analysis — Benefits and Executive Perquisites”). The amount reported for Messrs. Cottrill, Talley and Harvey also include the costs associated with personal financial planning services available to each of them.
Grants of Plan-Based Awards for Fiscal Year 2023
The following table provides information concerning awards granted to the NEOs in the last fiscal year under any plan:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
D. Scott Barbour
Restricted Stock	5/18/2022	—	—	—	—	—	—	10,574	—	—	1,049,892
Restricted Stock Units	5/18/2022	—	—	—	10,574	21,148	42,296	—	—	—	2,099,785
Stock Options	5/18/2022	—	—	—	—	—	—	—	25,357	99.29	1,051,160
Cash Incentive Awards	N/A	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—

Scott A. Cottrill
Restricted Stock	5/18/2022	—	—	—	—	—	—	3,031	—	—	300,948
Restricted Stock Units	5/18/2022	—	—	—	3,031	6,061	12,122	—	—	—	601,797
Stock Options	5/18/2022	—	—	—	—	—	—	—	7,267	99.29	301,249
Cash Incentive Awards	N/A	233,750	467,500	935,000	—	—	—	—	—	—	—

Darin S. Harvey
Restricted Stock	5/18/2022	—	—	—	—	—	—	1,612	—	—	160,055
Restricted Stock Units	5/18/2022	—	—	—	1,612	3,224	6,448	—	—	—	320,111
Stock Options	5/18/2022	—	—	—	—	—	—	—	3,866	99.29	160,263
Cash Incentive Awards	N/A	138,125	276,250	552,500	—	—	—	—	—	—	—

Kevin C. Talley
Restricted Stock	5/18/2022	—	—	—	—	—	—	1,599	—	—	158,765
Restricted Stock Units	5/18/2022	—	—	—	1,599	3,198	6,396	—	—	—	317,529
Stock Options	5/18/2022	—	—	—	—	—	—	—	3,835	99.29	158,978
Cash Incentive Awards	N/A	134,875	269,750	539,500	—	—	—	—	—	—	—

Roy E. Moore, Jr.
Restricted Stock	5/18/2022	—	—	—	—	—	—	1,870	—	—	185,672
Restricted Stock Units	5/18/2022	—	—	—	1,870	3,740	7,480	—	—	—	371,345
Stock Options	5/18/2022	—	—	—	—	—	—	—	4,484	99.29	185,882
Cash Incentive Awards	N/A	165,750	331,500	663,000	—	—	—	—	—	—	—
(1)       The amounts shown reflect the estimated payouts for fiscal year 2023 under the Cash Incentive Plan that the respective NEO would be eligible for assuming no use of discretion by the Committee in authorizing such payments. Actual amounts awarded are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For additional information, see discussion above under “— Compensation Discussion and Analysis — Components of Executive Compensation – Fiscal Year 2023 — Annual Incentive Compensation.”
 (2)   Amounts in these columns represent the possible range (threshold to target to maximum) of performance-based restricted stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the April 1, 2022 to March 31, 2025 performance period. The number of performance-based restricted stock units earned could be zero if performance is below threshold.
(3)   The amounts shown are based on the aggregate grant date fair value of restricted stock, performance-based restricted stock units and stock options awarded, computed in accordance with FASB ASC Topic 718. We calculated the estimated fair value of each option award on the date of grant using a Black-Scholes option pricing model as described in Note 14 (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2023
The following table sets forth the unexercised and unvested stock options and restricted stock held by NEOs at fiscal year-end. Each equity grant is shown separately for each NEO.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options That Are Exercisable Shares	Number of Securities Underlying Unexercised Options That Are Not Exercisable Shares	Option Exercise Price $	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested Shares	Market Value of Shares or Units of Stock That Have Not Vested (5) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7)($)
D. Scott Barbour
Stock Options (1)	9/1/2017	185,827	—	19.75	9/1/2027
Stock Options (2)	5/24/2018	80,030	—	25.75	5/23/2028
Stock Options (2)	5/22/2019	85,938	—	27.44	5/21/2029
Stock Options (2)	5/20/2020	39,932	19,966	41.97	5/19/2030
Stock Options (2)	5/19/2021	7,634	15,266	105.82	5/19/2031
Stock Options (2)	5/18/2022	—	25,357	99.29	5/18/2032
Restricted Stock (3)						5/20	6,124	515,702
Restricted Stock (3)						5/21	5,970	502,734
Restricted Stock (3)						5/22	10,574	890,437
Restricted Stock Units (6)									36,747	3,094,465
Restricted Stock Units (6)									17,909	1,508,117
Restricted Stock Units (6)									21,148	1,780,873

Scott A. Cottrill
Stock Options (4)	2/8/2017	29,398	—	24.20	3/31/2026
Stock Options (4)	2/8/2017	43,809	—	24.20	3/31/2026
Stock Options (2)	5/24/2018	22,408	—	25.75	5/23/2028
Stock Options (2)	5/22/2019	23,047	—	27.44	5/21/2029
Stock Options (2)	5/20/2020	11,016	5,508	41.97	5/19/2030
Stock Options (2)	5/19/2021	1,909	3,816	105.82	5/19/2031
Stock Options (2)	5/18/2022	—	7,267	99.29	5/18/2032
Restricted Stock (3)						5/20	1,689	142,231
Restricted Stock (3)						5/21	1,492	125,641
Restricted Stock (3)						5/22	3,031	255,241
Restricted Stock Units (6)									10,137	853,637
Restricted Stock Units (6)									4,478	377,092
Restricted Stock Units (6)									6,061	510,397

Darin S. Harvey
Stock Options (2)	5/20/2020	—	2,323	41.97	5/19/2030
Stock Options (2)	5/19/2021	936	1,870	105.82	5/19/2031
Stock Options (2)	5/18/2022	—	3,866	99.29	5/18/2032
Restricted Stock (3)						5/20	713	60,042
Restricted Stock (3)						5/21	731	61,558
Restricted Stock (3)						5/22	1,612	135,747
Restricted Stock Units (6)									4,277	360,166
Restricted Stock Units (6)									2,194	184,757
Restricted Stock Units (6)									3,224	271,493

Kevin C. Talley
Stock Options (2)	5/20/2020	5,508	2,754	41.97	5/19/2030
Stock Options (2)	5/19/2021	907	1,813	105.82	5/19/2031
Stock Options (2)	5/18/2022	—	3,835	99.29	5/18/2032
Restricted Stock (3)						5/20	845	71,157
Restricted Stock (3)						5/21	709	59,705
Restricted Stock (3)						5/22	1,599	134,652
Restricted Stock Units (6)									5,069	426,860
Restricted Stock Units (6)									2,127	179,115
Restricted Stock Units (6)									3,198	269,304

Roy E. Moore, Jr.
Stock Options (2)	5/20/2020	6,825	3,412	41.97	5/19/2030
Stock Options (2)	5/19/2021	1,145	2,290	105.82	5/19/2031
Stock Options (2)	5/18/2022	—	4,484	99.29	5/18/2032
Restricted Stock (3)						5/20	1,046	88,084
Restricted Stock (3)						5/21	896	75,452
Restricted Stock (3)						5/22	1,870	157,473
Restricted Stock Units (6)									6,280	528,839
Restricted Stock Units (6)									2,687	226,272
Restricted Stock Units (6)									3,740	314,945
(1)    Stock options issued in 2017 pursuant to the 2017 Incentive Plan, which vested over a three-year period in 33% installments beginning with the first anniversary following the grant date of September 1, 2017.
(2)    Stock options issued in 2018 pursuant to the 2017 Incentive Plan, which vested over a three-year period in 33% installments beginning with the first anniversary following the grant date of May 24, 2018. Stock options issued in 2019 pursuant to the 2017 Incentive Plan, which vest over a three-year period in 33% installments beginning with the first anniversary following the grant date of May 22, 2019. Stock options issued in 2020 pursuant to the 2017 Incentive Plan, which vest over a three-year period in 33% installments beginning with the first anniversary following the grant date of May 20, 2020. Stock options issued in 2021 pursuant to the 2017 Incentive Plan, which vest over a three-year period in 33% installments beginning with the first anniversary following the grant date of May 19, 2021. Stock options issued in 2022 pursuant to the 2017 Incentive Plan, which vest over a three-year period in 33% installments beginning with the first anniversary following the grant date of May 18, 2022.
(3)    Restricted stock in the 2020, 2021 and 2022 grants, which vests over a three-year period in 33% installments beginning with the first anniversary following the grant date.
(4)    Stock options issued in 2017 pursuant to the 2013 Plan, which vest over a three-year period in 33% installments each year and over a five-year period in 20% installments each year, respectively, beginning with the first anniversary following the grant date. The vesting terms of these options did not accelerate upon completion of our IPO.
(5)    The market value is the product of $84.21, the closing price of our common shares on the NYSE on March 31, 2023, and the number of unvested stock awards.
(6)    This column includes the restricted stock units as if they were earned at the target level for the April 1, 2020 through March 31, 2023, April 1, 2021 through March 31, 2024 or April 1, 2022 through March 31, 2025 performance period, as applicable. The number of restricted stock units earned for these open performance periods will be determined at the end of each performance period.
(7)    The market value of the equity awards that have not vested is calculated by multiplying the number of units of stock that have not vested by the closing price of our common stock on March 31, 2023, which was $84.21.
Option Exercises and Stock Vested for Fiscal Year 2023
The following table sets forth for each NEO the exercises of stock options and the vesting of stock awards during fiscal year 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise (1) $	Number of Shares Acquired on Vesting (2) #	Value Realized on Vesting (1) $
D. Scott Barbour	—	—	122,999	12,301,314
Scott A. Cottrill	—	—	32,982	3,298,557
Darin S. Harvey	8,309	839,839	25,860	2,578,993
Roy E. Moore, Jr.	—	—	85,305	8,143,366
Kevin C. Talley	81,808	7,691,737	15,177	1,518,193
(1)    Amounts shown represent (i) with respect to option awards, the difference between the closing price of our common shares on the NYSE on the date of the options’ exercise and the option exercise price, and (ii) with respect to stock awards, the value of the restricted shares that vest based on the closing price of our common shares on the NYSE on the date (or the closing price of our common shares on the NYSE on the next business day in the event the NYSE was closed on the vesting date) the shares vested. The foregoing values do not necessarily equate to cash realized from the sale of shares acquired upon the exercise of options or vesting of restricted stock as shares were not sold on exercise or upon vesting but continue to be held by the NEO.
(2)    Restricted stock other than the 2019, 2020, 2021 and 2022 grants vests over a five-year period in 20% installments each year, beginning with the first anniversary following the grant date. Restricted stock in the 2019, 2020, 2021 and 2022 grants vests over a three-year period in 33% installments beginning with the first anniversary following the grant date. The number of shares listed in this column reflects the total number of shares of restricted stock that vested during fiscal year 2023.
Pension Benefits and Nonqualified Deferred Compensation for Fiscal Year 2023
We do not provide any defined benefit plans or nonqualified deferred compensation plans to our NEOs.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee.
In fiscal year 2023, the median employee at Advanced Drainage Systems, Inc. identified through the prescribed eligibility methodology, remained employed for the entire fiscal year. The Company believes that there have been no changes to our employee population or employee compensation arrangements that would significantly impact the CEO pay ratio disclosure.
Mr. Barbour served in the capacity of Advanced Drainage Systems, Inc. CEO for the entire period of April 1, 2022 to March 31, 2023 (fiscal year 2023).

In fiscal year 2023, Mr. Barbour’s annual total compensation was $6,976,773, while the median employee’s earnings were $53,220. As a result, the calculated ratio of the CEO’s annual total compensation to the median employee annual total compensation is 131 to 1. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Pay-Versus-Performance (PVP)
The SEC has adopted a rule requiring annual disclosure of pay-versus-performance which shows the relationship between executive compensation actually paid and the Company’s performance. The following pay versus performance disclosure is based on upon permitted methodology, pursuant to the SEC guidance under Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO [1,3]	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs [3]	Total Shareholder Return	Peer Total Shareholder Return [2]	Net Income ($mm)	Adjusted EBITDA ($mm)
2023	$6,976,773	$(539,260)	$1,820,679	$83,689	$290	$207	$507	$904
2022	$6,388,700	$16,344,430	$1,709,479	$3,865,384	$407	$192	$271	$676
2021	$6,078,864	$38,821,108	$1,713,851	$8,321,255	$353	$190	$224	$567
(1) Principal executive officer (PEO) is D Scott Barbour, who began serving as our president and chief executive officer in September 2017.
(2) Peer Total Shareholder Return reflects S&P 400 Capital Goods index.
(3) To calculate Compensation Actually Paid (CAP) for the PEO, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown below:

	Fiscal Year 2023		Fiscal Year 2022		Fiscal Year 2021
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Amounts reported the "Stock Awards" and "Option Awards" in Summary Compensation Table for applicable fiscal year	$(4,200,837)	$(805,648)	$(3,789,942)	$(607,681)	$(3,386,598)	$(604,539)
Year End Fair Value of Current Year Unvested Equity Awards	$3,511,133	$673,375	$4,297,095	$688,997	$9,409,538	$1,679,691
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(4,401,548)	$(756,891)	$7,874,554	$1,837,437	$23,592,511	$5,273,729
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$(2,977,146)	$(945,850)	$910,792	$158,396	$3,062,098	$254,716
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$552,364	$98,807	$663,232	$78,755	$64,695	$3,807
Total Adjustments	$(7,516,034)	$(1,736,207)	$9,955,731	$2,155,904	$32,742,244	$6,607,404
Following non-PEO named executive officers are included in the average figures shown:
2021: Scott Cottrill, Roy Moore, Ron Vitarelli, Robert Klein
2022: Scott Cottrill, Roy Moore, Darin Harvey, Kevin Talley
2023: Scott Cottrill, Roy Moore, Darin Harvey, Kevin Talley

Relationship between CAP and TSR
The charts below reflect the relationship between the PEO and Average Non-PEO NEOs CAP (per the SEC’s definition), ADS TSR and the Peer Group—the S&P 400 Capital Goods Index.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid ($mm)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
FY20
FY21
FY22
FY23
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

Relationship between CAP and Net Income (GAAP)
The charts below reflect the relationship between the PEO, Average Non-PEO NEOs CAP and ADS GAAP net income.

Compensation Actually Paid versus Net Income
$600
$500
$400
$300
$200
$100
$0
Net Income ($mm)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($mm)
FY21
FY22
FY23
CAP - PEO
CAP - Other NEOs
Net Income

Relationship between CAP and Adjusted EBITDA
The charts below reflect the relationship between the PEO, Average Non-PEO NEOs CAP and ADS Adjusted EBITDA.

Compensation Actually Paid versus Adjusted EBITDA
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Adjusted EBITDA ($mm)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($mm)
FY21
FY22
FY23
CAP - PEO
CAP - Other NEOs
CSM

Required Tabular Disclosure of Most Important Measures to Determine Fiscal Year 2023 CAP
Listed below are the most important measures used to determine compensation actually paid in fiscal year 2023.

Performance Measure
Adjusted EBITDA
Net Sales
Return on Invested Capital (ROIC)
Cash from Operations (CFO)
Free Cash Flow (FCF)
Employment Agreements
Messrs. Barbour, Cottrill, Harvey and Talley have each entered into employment agreement with us, which were negotiated between each NEO and us at arms-length. Certain elements of the compensation payable to our NEOs are set forth in these employment agreements, including initial base salary (subject to periodic adjustment) and scope of incentive compensation and benefits. These employment agreements also require us to make certain payments upon termination or change in control, as set forth below in “— Potential Payments upon Termination or Change in Control.” Mr. Moore's employment is governed by his employment agreement with Infiltrator Water Technologies, LLC, which entity we acquired during fiscal year 2020. A summary of Mr. Moore's employment agreement is set forth below.
D. Scott Barbour. On September 1, 2017, we entered into an executive employment agreement with Mr. Barbour, our President and Chief Executive Officer. The terms of Mr. Barbour’s employment agreement provide for an annual base salary of $930,000 for fiscal year 2023, effective June 1, 2022, an annual incentive plan target goal of 118% of base salary and initial equity awards of restricted stock with a value of $1,100,000 and non-qualified stock options with a value of $1,100,000. Under the agreement, Mr. Barbour is entitled to certain standard benefits, including vacation, sick leave, and life and long and short term disability insurance. Mr. Barbour will also receive certain perquisites consistent with those provided to other senior executive officers, including reimbursement for pre-approved country club or fitness membership dues. Mr. Barbour is also eligible for pre-approved personal use of Company-owned or leased aircraft, subject to reimbursement to the Company of the variable cost of the aircraft for all occupied flight hours associated with routine personal usage. The employment agreement continues until terminated by Mr. Barbour or the Company. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Barbour that apply during his employment and within a period of two years following the termination of his employment with us and a confidentiality covenant of indefinite duration.
Scott A. Cottrill. On November 9, 2015, we entered into an employment agreement with Mr. Cottrill, our Chief Financial Officer. The employment agreement provided for an initial employment period ending March 31, 2018. Beginning on January 1, 2018 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Cottrill’s annual base salary for fiscal year 2023, effective June 1, 2022 was $565,000, and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Cottrill that apply during his employment and within a period of two years following the termination of his employment with us and a confidentiality covenant of indefinite duration.
Darin S. Harvey. On October 15, 2018, we entered into an employment agreement with Mr. Harvey, our Executive Vice President, Supply Chain. The employment agreement provides for an employment period until termination pursuant to its terms. Mr. Harvey’s annual base salary for fiscal year 2023, effective June 1, 2022 was $438,000, and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Harvey that apply during his employment and within a period of two years following the termination of his employment with us and a confidentiality covenant of indefinite duration.
Kevin C. Talley. On November 10, 2016, we entered into an employment agreement with Mr. Talley, our Executive Vice President & Chief Administrative Officer. The employment agreement provides for an initial employment period ending March 31, 2019. Beginning on January 1, 2019 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Talley’s annual base salary for fiscal year 2023, effective June 1, 2022 was $428,000, and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Talley that apply during his employment and within a period of two years following the termination of his employment with us. It also includes a confidentiality covenant of indefinite duration.
Roy E. Moore, Jr. On May 27, 2015, Mr. Moore entered into an amended and restated employment agreement with Infiltrator Water Technologies, LLC. This agreement was assigned to us in connection with the acquisition of Infiltrator. The employment agreement provides for an initial employment period of one year, ending on May 27, 2016. Beginning at the termination of the initial term, the employment agreement will be extended automatically for an additional one year period, and shall continue until termination pursuant to its terms, including termination by either party through notice at least ninety days prior to the applicable expiration date. Mr. Moore’s annual base salary for fiscal year 2023, effective June 1, 2022, was $535,000, and he is entitled to receive incentive compensation in accordance with plans and arrangements set forth under “Compensation Discussion and Analysis— Components of Executive Compensation.” The employment agreement also contains customary non-competition covenants of Mr. Moore that apply during his employment and within a period of two years following the termination of his employment with us. It also includes a confidentiality covenant of indefinite duration.
Potential Payments upon Termination or Change in Control
We have outstanding employment agreements with each of our NEOs as described above under “— Employment Agreements” which require the payment of certain benefits to each NEO under certain circumstances.
Our employment agreement with Messrs. Barbour and Harvey provide that in the event either executive terminates his employment for good reason or such executive is terminated by the Company for no reason or any reason other than cause, death or disability, the executive shall be entitled to receive payments and benefits as follows:
•For a period of time following the termination date (24 months in the case of Mr. Barbour and 18 months in the case of Mr. Harvey), we will continue to pay the executive’s base salary, and
•after the conclusion of our fiscal year in which the termination occurs, we will make a lump sum cash payment in an amount equal to the executive’s prorated bonus for the fiscal year.

For the purpose of each executive’s employment agreement, “good reason” includes (i) a material reduction in salary; (ii) our action which would adversely affect the executive’s participation in, or materially reduce his benefits under, any material benefit plan or equity incentive plan; (iii) our action which would adversely affect or reduce the executive’s participation in, or materially reduces the maximum potential incentive compensation available to him under any of our material incentive compensation plan or program; (iv) the assignment of the executive to a position of a materially lesser status or degree of responsibility; (v) the assignment of the executive to a primary work location (A) outside the United States or (B) at which (I) neither we nor any of our affiliates maintain a significant manufacturing facility or significant office or (II) by virtue of such location, the ability of the executive to perform his duties and responsibilities to the Company is materially impaired; or a breach by us of any of our material covenants or agreements contained in the executive’s employment agreement. The term “cause” includes (i) substantial and material non-performance of his duties, continued, willful insubordination or other willful and material failure to adhere to any policy of the Company or any of its affiliates; (ii) the willful misappropriation (or attempted willful misappropriation) of any of the funds or property of the Company or any of its affiliates; or (iii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, (A) a felony, (B) the equivalent thereof, (C) any other crime with respect to which active imprisonment is imposed, or (D) any other crime involving theft, willful misappropriation, embezzlement, fraud or dishonesty.
Our employment agreements with Messrs. Cottrill and Talley identify the following as specified circumstances that would require the payment of certain benefits:
•termination by us at the end of the executive’s initial employment period or renewal period by giving three-month notice,
•termination by us for cause by notice to the executive. “Cause” includes the executive’s non-performance of duties, failure to adhere to our policies, misappropriation of our property, conviction of a felony or equivalent, or other crimes subject to possible imprisonment or involving theft, misappropriation, embezzlement, fraud or dishonesty,
•death or disability,
•termination by the executive at the end of the executive’s initial employment period or renewal period by giving three-month notice, if the executive will have attained the age of 65 years on the employment termination date,
•termination by the executive upon our breach of a material covenant in the employment agreement and failure to cure after receiving notice of such breach,
•termination by the executive for good reason, which includes the following without the executive’s consent: (i) a reduction in base salary; (ii) our action which would adversely affect the executive’s participation in, or materially reduce his benefits under, any material benefit plan or equity incentive plan; (iii) our action which would adversely affect or reduce the executive’s participation in, or materially reduces the target potential incentive compensation available to the executive under any of our material incentive compensation plan or program; (iv) the assignment of the executive to a position of a materially lesser status or degree of responsibility; or (v) the assignment of the executive to a primary work location (A) outside the United States or (B) at which (I) neither we nor our affiliates maintain a significant manufacturing facility or significant office or (II) by virtue of such location, the ability of the executive to perform his duties is materially impaired, and
•termination by us for no reason or for any reason other than mutual agreement for termination or termination for cause.
In the event of termination as a result of the specified circumstances described above, each of Messrs. Cottrill and Talley shall be entitled to receive payments and benefits as follows:
•for the 18 months following the termination date, we will continue to pay the executive’s base salary, subject to reduction by the proceeds actually paid to the executive under any disability insurance policies maintained by us if the termination is due to the executive’s disability, and
•after the conclusion of our fiscal year in which the termination occurs, we will make a lump sum cash payment in an amount equal to the executive’s prorated bonus for the fiscal year.

Our employment agreement with Mr. Moore provides that in the event of termination of Mr. Moore’s employment due to his death or disability, he shall be entitled to a pro-rata portion of his annual bonus under the applicable annual incentive bonus plan for the calendar year in which his termination occurred, payable at the same time bonuses for such year are paid to other senior executives pursuant to such annual incentive bonus plan. If Mr. Moore’s employment is terminated by the Company without cause or due to a non-renewal of the term of his employment agreement by the Company, Mr. Moore shall be entitled to receive payments and benefits as follows:
•we will continue to pay his then-current base salary for 12 months,
•to the extent Mr. Moore elects continuation coverage for health, dental or vision under COBRA, we will pay him an amount equal to the portion of the applicable premium or contribution under COBRA for health, dental and vision coverage that exceeds the amount of the premium or contribution Mr. Moore paid for such coverage as an active employee immediately prior to his termination date, and
•we will pay him an annual bonus under the applicable annual incentive bonus plan for the calendar year in which his termination occurs, payable as if such termination had not occurred.
For the purpose of Mr. Moore’s employment agreement, “cause” includes (i) Mr. Moore’s having been convicted of any crime which involves fraud, embezzlement, theft or dishonesty, or (ii) any substantial failure, inability or refusal to perform, or breach of, his duties as an employee of the Company which remains uncured 30 days after written notice from the Company, provided that if the breach is of a type which cannot be cured within 30 days despite Mr. Moore’s best efforts to do so, Mr. Moore shall not be in breach if he diligently pursues the cure to completion.
For each of our NEOs, the payment of the above 24, 18 or 12 months base salary is conditioned upon the executive’s release of claims against us.
Our stock option agreements with each NEO under the 2000 Plan and the 2013 Plan provide that (i) upon death or disability of the executive, all the options may be exercised during the one-year period commencing on the date of the executive’s death or disability and (ii) upon termination of employment of the executive for any reason other than for death, disability or for cause, all the vested options may be exercised during the three-month period commencing on the employment termination date. Our stock option agreements with each NEO under the 2017 Incentive Plan provide that (i) upon death or disability of the executive, all the options may be exercised during the one-year period commencing on the date of the executive’s death or disability and (ii) upon termination of employment of the executive for any reason other than for cause, (a) the Compensation Committee may, in its discretion, vest any unvested options and (b) all vested options may be exercised during the three-month period commencing on the employment termination date. Our restricted stock agreements with each NEO under the 2008 Plan provide for the vesting of restricted shares upon death or disability and upon termination by the Company of employment of the executive for any reason other than for death, disability or for cause. The restricted shares, options and time-based portion of performance-based restricted stock units granted to our NEOs under the 2017 Incentive Plan will vest upon death or disability and may, in the Compensation Committee’s discretion, vest upon termination by the Company other than for cause.
Change in Control. Under the 2000 Plan, our stock option agreements with the executives provide that all the options may be exercised by the executives commencing at the time of a “change in control.” A “change in control” for this purpose refers to: (i) our entry into an agreement to merge, consolidate or reorganize into or with another corporation or other legal person, and as a result less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction will be held in the aggregate by officers, directors and holders of a beneficial interest in our voting securities immediately prior to such transaction; (ii) our entry into an agreement to sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and as a result a beneficial interest in less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by officers, directors and holders of a beneficial interest in our voting securities immediately prior to such sale or transfer; or (iii) during any continuous 12-month period our stockholders’ sale of or entry into an agreement or agreements to sell to anyone other than us our securities representing 50% or more of our combined voting power at the beginning of such 12-month period.
Under the 2008 Plan, our restricted stock agreements with the executives provide that the restricted shares will vest effective at the time of a “change in control.” A “change in control” for this purpose refers to the occurrence of a transaction or series of transactions following which less than a majority of the voting power of us a successor entity is held by the persons who hold the same with respect to us immediately prior to such transaction or series of transactions.
Under the 2013 Plan, our stock option agreements with the executives provide that all the options may be exercised by the executives commencing at the time of a “change in control.” A “change in control” for this purpose refers to the occurrence of a transaction or series of transactions following which less than a majority of the voting power of us a successor entity is held by the persons who hold the same with respect to us immediately prior to such transaction or series of transactions.
Equity awards made pursuant to the 2017 Incentive Plan are subject to “double-trigger” acceleration upon a “change in control.” Specifically, the 2017 Incentive Plan provides that in the event stock options, restricted shares or restricted stock units are assumed or continued in connection with a change in control transaction and employment is terminated without cause or for good reason within twenty-four (24) months of such change in control, (i) all stock options and restricted shares will vest and become exercisable and (ii) with respect to restricted stock units, all performance goals and/or other vesting criteria shall be deemed achieved at one hundred percent of target levels. In the event of a change in control transaction in which stock options, restricted shares and restricted stock units are not assumed or continued, all such awards may, in the Compensation Committee’s discretion, vest and become exercisable.
Potential Payment. The following table sets forth the payments and benefits that would be received by each NEO in the event a termination of employment or a change-in-control of the Company had occurred on March 31, 2023, over and above any payments or benefits he otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The NEO would receive other payments and benefits as well upon termination of employment to which he was already entitled or vested in on such date. The actual amounts to be paid can only be determined at the time of such NEO’s separation from us and could therefore be more or less than the amounts set forth below. For the purposes of the calculations in the table, payments that would be made over time have been presented as a lump sum value.

Name	Severance Payment $	Bonus Payment (4) $	Value of Accelerated Equity (5) $	Total $
D. Scott Barbour
Specified Circumstances (1)	$1,800,000	$1,548,336	$9,135,691	$12,484,027
Other Terminations (2)	$—	$—	$9,135,691	$9,135,691
Change in Control (3)	$—	$—	$9,135,691	$9,135,691

Scott A. Cottrill
Specified Circumstances (1)	$825,000	$714,497	$2,496,896	$4,036,393
Other Terminations (2)	$825,000	$714,497	$—	$1,539,497
Change in Control (3)	$—	$—	$2,496,896	$2,496,896

Darin S. Harvey
Specified Circumstances (1)	$637,500	$414,468	$1,171,885	$2,223,853
Other Terminations (2)	$—	$—	$1,171,885	$1,171,885
Change in Control (3)	$—	$—	$1,171,885	$1,171,885

Kevin C. Talley
Specified Circumstances (1)	$622,500	$404,716	$1,257,122	$2,284,338
Other Terminations (2)	$622,500	$404,716	$—	$1,027,216
Change in Control (3)	$—	$—	$1,257,122	$1,257,122

Roy E. Moore Jr.
Specified Circumstances (1)	$510,000	$557,432	$1,535,188	$2,602,620
Other Terminations (2)	$—	$557,432	$1,535,188	$2,092,620
Change in Control (3)	$—	$—	$1,535,188	$1,535,188

(1)    In the case of Messrs. Barbour and Harvey, Specified Circumstances include termination by the executive of his employment for good reason or termination by the Company for no reason or any reason other than cause, death or disability (as all such terms are defined in the executive’s employment agreement); provided that the executive’s equity awards will not accelerate if he elects to terminate his employment for good reason. In the case of Messrs. Cottrill and Talley, Specified Circumstances include termination (i) by the Company at the end of the respective employment period, (ii) upon the death of the respective NEO, (iii) upon the disability of the respective NEO, and (iv) by the Company for no reason or any other reason other than mutual agreement or termination for cause. In the case of Mr. Moore, Specified Circumstances include termination (i) by the Company at the end of the respective employment period and (ii) by the Company without cause.
(2)    In the case of Messrs. Barbour, Harvey and Moore, Other Terminations include termination upon death or disability. In the case of Messrs. Cottrill and Talley, Other Terminations include termination (i) by the NEO at the end of the respective employment period if such NEO has obtained the age of sixty-five (65), (ii) by the NEO following a breach by the Company of any of its material covenants or agreements contained in the NEO’s employment agreement not otherwise cured and (iii) by the NEO for good reason (as such term is described above).
(3)    The Company does not provide special change-in-control benefits to NEOs. The Company’s only change-in-control arrangement is accelerated vesting of certain equity awards. No NEO is entitled to any payment or accelerated benefit in connection with a change-in-control of the Company, except for accelerated vesting of stock options granted, restricted stock granted and restricted stock units granted under the (i) 2000 Stock Option Plan, (ii) the 2008 Restricted Stock Plan (iii) the 2013 Stock Option Plan or (iv) 2017 Stock Incentive Plan. Change-in-Control is defined above. The stock options, restricted shares and restricted stock units granted to Mr. Barbour under the 2017 Incentive Plan may, in the Compensation Committee’s discretion, vest and become exercisable in the event such awards are not assumed or continued or, if the stock options are assumed or continued, in the event Mr. Barbour’s employment is terminated without cause or for good reason within twenty-four (24) months of such change in control.
(4)    Amount reflects accrued bonus for fiscal year 2023.
(5)    Amounts include the acceleration of stock options, calculated by multiplying the number of shares underlying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the difference between $84.21, the closing price of our common shares on the NYSE on March 31, 2023, and the exercise price of the in-the-money accelerated stock options. Acceleration of restricted stock are also included and were calculated by multiplying the number of shares underlying each unit of restricted stock whose vesting would be accelerated by $84.21. Acceleration of restricted stock units are also included and were calculated by multiplying the number of RSUs held by the NEO, assuming achievement of the applicable performance goal at 100% of the target, by $84.21.
Equity-Based Incentive Plans
Prior Plans
Equity awards made by the Company prior to fiscal year 2018 are governed by the 2000 Incentive Stock Option Plan, the 2008 Restricted Stock Plan or the 2013 Stock Option Plan, as applicable (collectively, the “Prior Plans”). The Prior Plans are described below. No further awards will be made under the Prior Plans.
2000 Incentive Stock Option Plan
Options granted pursuant to the 2000 Plan constitute incentive stock options for federal income tax purposes. Any option granted pursuant to the 2000 Plan must be granted within 10 years from the effective date of its adoption. As of September 2008, further grants under the 2000 Plan were discontinued, although existing stock option grants continue to vest.
Shares Under the Plan. The maximum aggregate number of shares available to be issued under the 2000 Plan was 4,707,000, subject to adjustment in the event of changes in our capitalization. As of March 31, 2023, options to purchase 7,670 shares of our common stock were still outstanding and no shares of our common stock were available for future grant under the 2000 Plan. The maximum aggregate fair market value (determined as of the time the option is granted) of all stock with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the 2000 Plan and any of our other incentive stock option plans cannot exceed $100,000. Shares issued under the 2000 Plan may be authorized and unissued shares or shares held by us in our treasury.
Eligibility. Officers and other key employees of the Company and its subsidiaries, as selected from time to time by the Board, shall be eligible to be granted options under the 2000 Plan.
Terms and Conditions of Options. Each option will be evidenced by a written option agreement in such form as approved by our Board. The option agreement may contain conditions for grant of options (such as an employee’s entry into an employment agreement with us or such employee’s agreement on continued employment with us) and adjustment of the underlying shares upon changes in our capitalization. The option agreement shall set forth the number of underlying shares, option price no less than 100% of the fair market value of the underlying share as of the date of grant, period of exercise no longer than 10 years after the date of grant, and dates and conditions for exercise of the option. The option price may be paid in cash, shares of our common stock, a combination of cash and shares or such other consideration as determined by our Board. Prior to August 12, 2014, when our Board terminated the reload feature of the 2000 Plan, if an optionee exercised an option and paid some or all of the option price with shares of our common stock, such optionee was granted a reload option to purchase the number of shares equal to the number of shares used as payment of the option price, subject to adjustment made pursuant to the limitations on the number of shares available for grant under the 2000 Plan. Pursuant to the terms of each incentive stock option award agreement, the vesting for all option awards accelerated and became fully vested upon completion of our IPO.

2008 Restricted Stock Plan
The purpose of the 2008 Plan is to afford an incentive to, and encourage stock ownership by, our key employees so that such employees may acquire or increase their proprietary interest in our success and be encouraged to remain in our employ. Awards under the 2008 Plan must have been made before September 15, 2018.
Administration. Our Board supervises the administration of the 2008 Plan. Subject to the provisions of the 2008 Plan, the Board has conclusive authority to construe the 2008 Plan and any restricted stock agreement entered thereunder, and to establish and amend the administrative policies for the administration of the 2008 Plan.
Eligibility. Any of our or our subsidiaries’ directors or employees is eligible to participate in the 2008 Plan.
Shares Available. The maximum aggregate number of shares available to be issued under the 2008 Plan was 1,012,005 subject to adjustment in the event of changes in our capitalization. Such shares must be made available solely from our treasury shares. As of March 31, 2023, no restricted shares of our common stock were available for future grant under the 2008 Plan.
Participation. Our Board will select participants and determine the terms of the awards under the 2008 Plan, which will be set forth in a restricted stock agreement.
Terms of Awards. The awards of restricted stock will be subject to the terms and restrictions as determined by our Board, which may also modify, or accelerate the termination of, such restrictions. During the period in which any shares are subject to restrictions, the Board may grant to the recipient of the award all or any of the rights of a stockholder with respect to such shares, including the right to vote and to receive dividends. The 2008 Plan authorizes our Board (i) to grant awards to any participant calculated as a percentage of such participant’s base pay and (ii) to determine the amount of such award based on achievement of a target. In addition, the Board may choose, at the time of the grant of an award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms and restrictions as the Board may establish. The grant of awards is contingent upon the participant’s execution of an executive responsibility agreement, or such other non-competition, non-solicitation and/or nondisclosure agreement as we may require.
Amendment. We may, by action of our Board, amend or terminate the 2008 Plan at any time, or, by action of the Board with the consent of the participant, to amend or terminate any outstanding award of restricted stock.
2013 Stock Option Plan
The purpose of the 2013 Plan is to afford an incentive to, and encourage stock ownership by, our officers and other key employees so that such employees may acquire or increase their proprietary interest in our success and be encouraged to remain in our employ. Options granted pursuant to the 2013 Plan will not constitute incentive stock options for the federal income tax purposes unless expressly designated by our Board. Any option granted pursuant to the 2013 Plan must be granted within 10 years from the effective date of its adoption.
Shares Under the Plan. The maximum aggregate number of shares available to be issued under the 2013 Plan was 3,323,142, subject to adjustment in the event of changes in our capitalization. As of March 31, 2023, options to purchase 102,313 shares of our common stock were still outstanding and no shares of our common stock were available for future grant under the 2013 Plan. On May 7, 2014, our Board authorized an amendment to the 2013 Plan that increased the maximum aggregate number of shares available to be issued under the 2013 Plan by 969,642 shares from 2,353,500 shares to 3,323,142 shares. The maximum aggregate fair market value (determined as of the time the option is granted) of all stock with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the 2013 Plan and any of our other incentive stock option plans cannot exceed $100,000. Shares issued under the 2013 Plan may be authorized and unissued shares or shares held by us in our treasury.
Administration. Our Board administers the 2013 Plan. Subject to the provisions of the 2013 Plan, the Board has the discretion to determine the employees to be granted options and the number of shares subject to each option (except that options granted to members of the Board are subject to the approval of a majority of our disinterested directors), the time to grant options, the option price, the time and duration to exercise the options. Subject to the terms of the 2013 Plan, the Board also has the discretion to specify additional conditions to the grant and exercise of any option as well as interpret the provisions of, and any option granted under, the 2013 Plan.

Eligible Employees. Options will be granted to our officers and other key employees as our Board selects from time to time. However, for any incentive stock options, (i) no employee can be granted an option if such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of ours or of any of our subsidiaries unless the option price is at least 110% of the fair market value of the underlying shares and such option is not exercisable after the expiration of five years from the date such option is granted, and (ii) such employees must execute a non-competition and non-disclosure agreement in order to receive grant of the options.
Terms and Conditions of Options. Each option will be evidenced by a written option agreement in such form as approved by our Board. The option agreement may contain conditions for grant of options (such as an employee’s entry into an employment agreement with us or such employee’s agreement on continued employment with us) and adjustment of the underlying shares upon changes in our capitalization. The option agreement shall set forth the number of underlying shares, option price no less than 100% of the fair market value of the underlying share as of the date of grant, period of exercise no longer than 10 years after the date of grant, and dates and conditions for exercise of the option. The option price may be paid in cash, shares of our common stock, a combination of cash and shares or such other consideration as determined by our Board. Prior to August 12, 2014, when our Board terminated the reload feature of the 2013 Plan, if an optionee exercised an option and paid some or all of the option price with shares of our common stock, such optionee was granted a reload option to purchase the number of shares equal to the number of shares used as payment of the option price, subject to adjustment made pursuant to the limitations on the number of shares available for grant under the 2013 Plan. Option awards under the 2013 Plan did not fully vest or further accelerate upon completion of our IPO.
Amendment. Our Board may, with respect to any shares of our common stock not subject to options at such time, discontinue or amend the 2013 Plan in any respect as it deems advisable. However, without the approval of our stockholders, the Board cannot increase the aggregate number of shares subject to the 2013 Plan, change the eligibility of employees for participation in the 2013 Plan, issue options with an option price of less than 100% of the fair market value of the shares, or make other amendments which will cause options issued to fail to qualify as incentive stock options for the federal income tax purposes.
2017 Omnibus Incentive Plan
The 2017 Incentive Plan governs any equity award grant made on or after April 1, 2017. The 2017 Incentive Plan implements an important part of our compensation philosophy regarding paying for performance. The 2017 Incentive Plan allows us to continue to provide an appropriate mix of compensation and provide management and the compensation and management development committee with flexibility and discretion to evolve our compensation philosophy, awards and program from year to year.
Types of Awards. The 2017 Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), phantom stock, cash-based awards, performance awards (which may take the form of performance cash, performance units or performance shares) and other stock-based awards. Subject to the terms of the 2017 Incentive Plan, the compensation and management development committee has discretion to determine the form and amount of the award, and the terms and conditions under which the award is granted. Under no circumstances may the compensation and management development committee award options or grants in excess of the share pool then available.
Eligible Participants. Persons eligible to participate in the 2017 Incentive Plan include employees of the Company and its subsidiaries, non-employee directors, consultants and advisors, as selected by the compensation and management development committee.
Shares Under the Plan. The maximum aggregate number of shares available to be issued under the 2017 Plan is 3,500,000, subject to adjustment in the event of changes in our capitalization. As of March 31, 2023, options to purchase 948,749 shares of our common stock were still outstanding and 2,340,956 shares of our common stock were available for future grant under the 2017 Plan.
Plan Administration. The 2017 Incentive Plan is administered by the compensation and management development committee.
Limitations on Individual Awards. No individual may (a) be granted stock options (nonqualified & incentive stock options) and SARs during any 12-month period with respect to more than 1,000,000 shares; (b) be granted other share-based awards during any calendar year with respect to more than 500,000 shares that may be earned for each 12 months in the vesting period or performance period; or (c) receive awards denominated in cash during any calendar year having an aggregate dollar value in excess of $5 million that may be earned for each 12 months in the performance period. The foregoing limits, contained in Section 11.5 of the 2017 Incentive Plan, apply only to awards intended to comply with the performance-based compensation exception under Internal Revenue Code Section 162(m) that provides the Company with tax deductions for eligible performance-based compensation paid to certain employees in excess of $1 million. The 2017 Incentive Plan authorizes the compensation and management development committee to grant awards that are not subject to such limits if such committee does not intend such awards to qualify for the Internal Revenue Code
Section 162(m) performance-based compensation exception. The Internal Revenue Code Section 162(m) performance- based compensation provisions of the 2017 Incentive Plan no longer apply to such performance awards since the Tax Cuts and Jobs Act of 2017 repealed such performance-based compensation tax deductions except for performance- based compensation awards pursuant to a written binding contract in effect on November 2, 2017 that wasn’t subsequently materially modified. There were no Internal Revenue Code Section 162(m) performance-based compensation awards made under the 2017 Incentive Plan pursuant to a written binding contract in effect on November 2, 2017. In addition, during no fiscal year shall the aggregate amount of all compensation granted to a non-employee director exceed $500,000.
Retirement and Stock Ownership Plan
The Company has a tax-qualified defined contribution retirement plan with a 401(k) plan portion and an employee stock ownership plan portion covering substantially all U.S. eligible employees of the Company and its subsidiaries. Effective as of April 1, 2022, the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan (“ESOP”) was merged into and with the Advanced Drainage Systems, Inc. Retirement Plan (formerly named the Advanced Drainage Systems, Inc. Profit Sharing Retirement Plan) creating the Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan (the “KSOP”). The KSOP contains an ESOP portion and a 401(k) portion called the Non-ESOP portion. Eligible employees can actively participate in the 401(k) portion of the KSOP and make contributions by payroll deductions, thereby entitling them to share in matching employer contributions. The ESOP portion of the KSOP is limited to employees who were participants in the ESOP prior to April 1, 2022, of which Messrs. Barbour, Cottrill, Harvey and Talley were participants. For a description of the KSOP, see Note 13 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, for the fiscal year ended March 31, 2023.
AUDIT COMMITTEE MATTERS
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024
Deloitte & Touche LLP served as independent registered public accounting firm to the Company in fiscal year 2023 and has been selected to serve in such capacity in fiscal year 2024. The Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm in the future. In such event, the Audit Committee may retain Deloitte & Touche LLP, notwithstanding that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of a majority of the shares present or participating by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. This proposal is a discretionary item and, thus, NYSE member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Therefore, there will be no broker non-votes on this proposal.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending March 31, 2024. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.
OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
Appointment of Independent Registered Public Accounting Firm
The Audit Committee has sole responsibility for appointing the Company’s independent registered public accounting firm, but will consider the outcome of the stockholder vote on ratification of any appointment.
Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2003 and is expected to continue as the Company’s auditors for the fiscal year 2024. In accordance with its responsibilities under its charter and the NYSE listing standards, the Audit Committee will assess periodically the advisability of rotating audit firms for audits in future years. Representatives of Deloitte & Touche LLP will attend the Annual Meeting via webcast. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees
The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent registered public accounting firm for audits of the Company’s financial statements and internal control over financial reporting. In addition, the Audit Committee must preapprove all audit, audit-related and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.
For the fiscal years ended March 31, 2023 and 2022, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates billed or will bill the Company fees as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2023	$2,983,000	$160,000	$28,000	$4,000
2022	$2,690,000	$15,000	$21,000	$4,000
Fees noted in “Audit Fees” in fiscal years 2023 and 2022 represent fees for the audits of the annual consolidated financial statements as of and for the years ending March 31, 2023 and 2022; and reviews of the interim financial statements included in quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory filings.
“Audit-Related Fees” in fiscal years 2023 and 2022 represent fees related to work performed in connection with registration statements and other correspondence with the SEC.
“Tax Fees” in fiscal years 2023 and 2022 represent fees for international tax compliance services.
Fees noted in “All Other Services” in fiscal years 2023 and 2022 represent an annual subscription for access to the online accounting research tool of Deloitte.
The Audit Committee has approved all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended March 31, 2023. The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of Deloitte & Touche LLP concerning independence and has discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Manuel J. Perez de la Mesa, Chair Anesa T. Chaibi Alexander R. Fischer Tanya D. Fratto Kelly S. Gast M.A. (Mark) Haney

STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership by Directors and Executive Officers
The following table sets forth beneficial ownership of shares of common stock of the Company by (i) persons believed by us to beneficially own more than 5% of the outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the named executive officers included in the Summary Compensation Table in this Annual Report on Form 10-K, and (iv) all directors, nominees, and executive officers as a group (as of May 9, 2023).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
The Vanguard Group (1) 455 Devon Park Drive Valley Forge, PA 19087	6,666,198	8.44%
KSOP (2) c/o Advanced Drainage Systems, Inc. 4640 Trueman Boulevard Hilliard, Ohio 43026	8,288,326	10.50%
Directors and Named Executive Officers (not listed above):
D. Scott Barbour (3)	677,726	*
Scott A. Cottrill (4)	210,719	*
Roy E. Moore, Jr. (5)	140,463	*
Darin S. Harvey (6)	10,082	*
Kevin C. Talley (7)	51,373	*
Anesa T. Chaibi	4,475	*
Michael B. Coleman	8,884	*
Robert M. Eversole	56,536	*
Alexander R. Fischer	16,453	*
Tanya Fratto	26,329	*
Kelly S. Gast	2,453	*
M.A. (Mark) Haney	15,083	*
Ross M. Jones (8)	1,536,412	1.95%
Carl A. Nelson, Jr.	28,545	*
Manuel J. Perez de la Mesa	18,493	*
Anil Seetharam (9)	1,476,689	1.87%
All directors, nominees and executive officers as a group (20 persons) (10)	3,014,656	3.79%
*    Less than 1%

(1)    We obtained the information regarding share ownership from the Schedule 13G/A filed February 9, 2023 by The Vanguard Group, which reported sole dispositive power as to 6,572,813 shares of common stock and shared dispositive power as to 93,385 shares of stock as of December 30, 2022.
(2)    Consists of shares of common stock held in the KSOP.
(3)    Includes (i) 22,668 shares held directly by Mr. Barbour, (ii) 50,646 shares held by Mr. Barbour’s revocable trust, (iii) 14,000 shares held by a revocable trust for the benefit of Mr. Barbour’s spouse, of which Mr. Barbour has shared voting and investment power, (iv) 93,500 shares held by Mr. Barbour’s irrevocable trust, (v) 61,500 shares held by an irrevocable trust for Mr. Barbour’s spouse, of which Mr. Barbour has shared voting and investment power, and (vi) 435,412 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of March 31, 2023).
(4)    Includes, with respect to Scott A. Cottrill, 63,082 shares of common stock directly owned by Mr. Cottrill, 6,212 restricted shares of common stock owned by Mr. Cottrill as to which Mr. Cottrill has sole voting power, and 141,425 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of March 31, 2023).
(5)    Includes, with respect to Roy E. Moore, Jr., 122,629 shares of common stock directly owned by Mr. Moore, 3,812 restricted shares of common stock owned by Mr. Moore as to which Mr. Moore has sole voting power, and 14,022 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of March 31, 2023).
(6)    Includes, with respect to Darin S. Harvey, 1,544 shares of common stock directly owned by Mr. Harvey, 3,056 restricted shares of common stock owned by Mr. Harvey as to which Mr. Harvey has sole voting power, and 5,482 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of March 31, 2023).
(7)    Includes, with respect to Kevin C. Talley, 36,866 shares of common stock directly owned by Mr. Talley, 3,153 restricted shares of common stock owned by Mr. Talley as to which Mr. Talley has sole voting power, and 11,354 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of March 31, 2023).

(8)    Includes, with respect to Ross M. Jones, (i) 68,763 shares of common stock directly owned by Mr. Jones, and (ii) 1,467,649 shares of common stock indirectly owned by Berkshire Partners Holdings LLC and related entities. Mr. Jones is a managing member of Berkshire Partners Holdings LLC and certain of its related entities that beneficially own shares of common stock. By virtue of the relationships described in the preceding sentences, Mr. Jones may be deemed to share beneficial ownership with respect to the shares held by Berkshire Partners Holdings LLC and related entities. Mr. Jones disclaims beneficial ownership of the shares of common stock held by Berkshire Partners Holdings LLC and related entities, except to the extent of his pecuniary interest therein.
(9)    Includes, with respect to Anil Seetharam, (i) 9,040 shares of common stock directly owned by Mr. Seetharam, and (ii) 1,467,649 shares of common stock indirectly owned by Berkshire Partners Holdings LLC and related entities. Mr. Seetharam is a managing member of Berkshire Partners Holdings LLC and certain of its related entities that beneficially own shares of common stock. By virtue of the relationships described in the preceding sentences, Mr. Seetharam may be deemed to share beneficial ownership with respect to the shares held by Berkshire Partners Holdings LLC and related entities. Mr. Seetharam disclaims beneficial ownership of the shares of common stock held by Berkshire Partners Holdings LLC and related entities, except to the extent of his pecuniary interest therein.
(10)    Includes Robert M. Klein, Thomas J. Waun, Sr., Brian W. King and Michael G. Huebert, each of which is an executive officer but not a named executive officer.
The following table sets forth information as of May 9, 2023 with respect to the beneficial ownership of shares of common stock held in the KSOP.

Title of Class	Shares Beneficially Owned	Percentage of Class
Common Stock Held in KSOP	8,288,326	10.50%
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes equity compensation plan information as of March 31, 2023 for the 2000 Incentive Stock Option Plan, the 2008 Restricted Stock Plan, the 2013 Stock Option Plan, the 2017 Omnibus Incentive Plan and the Employee Stock Purchase Plan, all of which are stockholder approved.

	Equity Compensation Plan Information
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	1,456,206	$32.15	2,740,956
Equity compensation plans not approved by security holders	—	$—	—
Total	1,456,206	$32.15	2,740,956
(1) Includes 400,000 shares available for issuance under the Employee Stock Purchase Plan.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
We have entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of our stockholders, including our former Chief Executive Officer. The Registration Rights Agreement grants to certain of our stockholders the right to cause us, generally at our own expense, to use our reasonable best efforts to register certain of our securities held by such stockholders for public resale, subject to certain limitations. In the event we register any of our common stock, certain of our stockholders also have the right to require us to use our reasonable best efforts to include in such registration statement shares of our common stock held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders and their affiliates in connection with the registration of our common stock.
We have entered into indemnification agreements with our directors and senior officers. The indemnification agreements provide the directors and senior officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. The nominating and corporate governance committee of our Board will review related party transactions.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2023, or with respect to such fiscal year, all Section 16(a) filing requirements were met, with the exception of a late Form 4 filing on January 12, 2023 by Roy E. Moore, Jr., Executive Vice President, to report the withholding of 14,073 shares of the Company’s common stock on December 12, 2022 in order to satisfy tax obligations in connection the vesting of restricted stock.
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in detail under the heading “Compensation Discussion & Analysis” and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company’s success. Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company’s business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. The compensation and management development committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. The Board has currently determined to hold the advisory vote on executive compensation each year, meaning that after the 2023 Annual Meeting of Stockholders, the next advisory vote on executive compensation will be held at the 2024 Annual Meeting.
The Company is asking the stockholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”
As an advisory vote, this proposal is not binding upon the Company. However, the compensation and management development committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Vote Required
Although the vote is non-binding, the Company will consider the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal as approval of the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation
The Board recommends a vote “FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Any stockholder who intends to present a proposal at the 2024 Annual Meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at our headquarters at 4640 Trueman Boulevard, Hilliard, Ohio 43026, no later than February 8, 2024, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the advance notice provisions in the Company’s Bylaws. These provisions require a stockholder to provide certain information required by the Company’s Bylaws with respect to each proposal, including (a) a description of the business to be brought before the meeting and the text of the proposal, (b) the stockholder’s reasons for conducting the business at the meeting, (c) biographical and share ownership information of the stockholder (and certain affiliates), and (d) descriptions of any material interests of the stockholder (and certain affiliates) in the proposed business and any arrangements between the stockholder (and certain affiliates) and another person or entity with respect to the proposed business.
Any stockholder who intends to present a proposal at the 2024 Annual Meeting other than for inclusion in the Company’s proxy statement and form of proxy must comply with the advance notice provisions in the Company’s Bylaws. In addition, these provisions require that such stockholder deliver the proposal to the Company at our headquarters at 4640 Trueman Boulevard, Hilliard, Ohio 43026, not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the preceding year’s annual meeting. Otherwise, such proposal will be untimely. Based on the current date of the 2023 Annual Meeting, a proposal for the 2024 Annual Meeting must be delivered no earlier than March 22, 2024 or later than April 21, 2024 to be timely. The Company reserves the right to exercise discretionary voting authority on the proposal if a stockholder submits the proposal earlier than March 22, 2024 or later than April 21, 2024.
MISCELLANEOUS
The Company will bear the cost of preparing this proxy statement, with the affiliated proxy materials and other instruments. The Company will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from security holders and beneficiaries for whose account they hold registered title to the Company shares. Directors, officers and other employees of the Company, acting on its behalf, may also solicit proxies, for which they will not receive any additional compensation. Proxies may be solicited by mail, by telephone, by email or via the Internet. This Proxy Statement and the accompanying proxy will be made available to stockholders on or about June 7, 2023.
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

ADVANCED DRAINAGE SYSTEMS, INC.

/s/ Scott A. Cottrill
Secretary
June 7, 2023

ADS Advanced Drainage Systems, Inc./WMS 4640 Trueman BLVD Hilliard, OH 43026 Scan to View Materials & Vote Vote by Internet Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic deliver of information up until 11:59 P.M., Easter Time on July 19, 2023 for shares held directly and by 11:59 P.M. Eastern Time on July 17, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/WMS2023 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Phone - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Easter Time on July 19, 2023 for shares held directly and by 11:59 P.M. Eastern Time on July 17, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. Vote by mail Mar, sign and date your proxy card and return it in the postage -paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
To vote, mark blocks below in blue or black ink as follows: V18893-P95234 Keep this portion for your records This proxy card is valid only when signed and dated Detach and return this portion only
Advanced Drainage Systems, Inc./WMS The Board of Directors recommends you vote FOR all of the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors For Against Abstain 1a. D. Scott Barbour 1b. Anesa T. Chaibi 1c. Michael B. Coleman 1d. Robert M. Eversole 1e. Alexander R. Fischer 1f. Tanya D. Fratto 1g. Kelly S. Gast 1h. M.A. (Mark) Haney 1i. Ross M. Jones 1j. Manuel Perez de la Mesa 1k. Carl A. Nelson, Jr. 1l. Anil Seetharam 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2024. 3. Approval, in a non-binding advisory vote, of the compensation for named executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (please sign within box) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of the Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com Advanced Drainage Systems, Inc./WMS Annual Meeting of Stockholders Thursday, July 20, 2023 10:00 A.M. Eastern Time This Proxy is solicited by the Board of Directors The undersigned hereby appoints D. Scott Barbour and Scott A. Cottrill, and either of them, with respect to any shares of common stock held by the undersigned as proxies to attend the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, July 20, 2023 at 10:00 A.M., Eastern Time, and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on the Board of Directors Proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors and For the recommendations of the Board of Directors on proposals 2 and 3. Important notice to participants in the Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan
This proxy also provides voting instructions for shares of the common stock held by the Trustee of Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan and its related trust ("KSOP") and allocated to the accounts of certain KSOP participants, and directs such Trustee to vote all shares of the KSOP common stock held for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on the Board of Directors proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If no instructions are given or if you voting instructions are not received on or before 11:59 P.M. ET on July 17, 2023, the cut-off date for purposes of providing voting instructions for the KSOP common stock, the Trustee will vote the uninstructed shares of the KSOP common stock in proportion to the instructions received from other KSOP participants, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. Votes should be received by the Company's proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 P.M. on July 19, 2023, for shares of the common stock to be voted and 11:59 P.M. on July 17, 2023, for the Trustee to vote the KSOP common stock. Broadridge will report separately to the proxies identified above and to the Trustee of the KSOP as to proxies received and voting instructions provided, respectively. Continued and to be signed on reverse side